                                                                    EXHIBIT 10.1

________________________________________________________________________________
________________________________________________________________________________





                         MULTICURRENCY CREDIT AGREEMENT

                                     among

                        DSC COMMUNICATIONS CORPORATION,
                             EACH OTHER LOAN PARTY,

                                CERTAIN LENDERS,

                  NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION,
                            AS ADMINISTRATIVE LENDER



                                  May 8, 1996





________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                                                     Page
ARTICLE I.  DEFINITIONS AND ACCOUNTING TERMS

         1.01.   Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.02.   Accounting Terms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         1.03.   Interpretation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         1.04.   Currency Equivalents Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE II.  ADVANCES AND LETTERS OF CREDIT

         2.01.   Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.02.   Manner of Borrowing and Disbursement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.03.   Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.04.   Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         2.05.   Prepayment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         2.06.   Reduction of Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.07.   Non-Receipt of Funds by Administrative Lender. . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.08.   Payment of Principal of Advances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.09.   Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.10.   Manner of Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         2.11.   Lending Offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         2.12.   Booking Advances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         2.13.   Sharing of Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         2.14.   Calculation of LIBOR Rate and Eurocurrency Rate. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         2.15.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         2.16.   Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE III.  CONDITIONS PRECEDENT

         3.01.   Conditions Precedent to the Initial Advance and the Letters of Credit. . . . . . . . . . . . . . . .  38
         3.02.   Conditions Precedent to All Advances and Letters of Credit.  . . . . . . . . . . . . . . . . . . . .  40
         3.03.   Conditions Precedent to New Eurocurrency.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES

         4.01.   Organization, Qualification, Authorization, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.02.   Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.03.   Changes, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.04.   Financial Statements, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.05.   Tax Returns and Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.06.   Defaults Respecting Debt.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.07.   Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.08.   Conflicting Agreements or Restrictions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         4.09.   Litigation, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.10.   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         4.11.   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         4.12.   Federal Reserve Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         4.13.   Foreign Assets Control Regulations, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         4.14.   Status Under Certain Federal Statutes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         4.15.   Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         4.16.   Solvency.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         4.17.   Senior Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         4.18.   Patents, Trademarks, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         4.19.   Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE V.  COVENANTS

         5.01.   Reporting Requirements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         5.02.   Inspection of Property; Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         5.03.   Subordinated Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         5.04.   Payment of Taxes and Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         5.05.   Maintenance of Properties; Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         5.06.   Compliance with Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         5.07.   Performance of Loan Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         5.08.   Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         5.09.   Legal Existence, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         5.10.   Ownership of Loan Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         5.11.   Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         5.12.   Mergers, Consolidations and Dispositions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         5.13.   Transactions with Affiliates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         5.14.   Investment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         5.15.   Restricted Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         5.16.   Limitations on Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         5.17.   Minimum Consolidated Net Worth.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         5.18.   Consolidated Funded Debt to Consolidated Excess Cash Flow Ratio. . . . . . . . . . . . . . . . . . .  59
         5.19.   Patents, Trademarks and Licenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         5.20.   Notice of Labor Disputes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         5.21.   Nature of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         5.22.   Translation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE VI.  EVENTS OF DEFAULT AND REMEDIES

         6.01.   Events of Default and Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         6.02.   Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         6.03.   Injunctive Relief. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

ARTICLE VII.  GUARANTY

         7.01.   Guaranty.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         7.02.   Continuing Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         7.03.   Effect of Debtor Relief Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         7.04.   Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         7.05.   Subordination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         7.06.   Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         7.07.   Full Force and Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         7.08.   Enforceability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

ARTICLE VIII.  CHANGES IN CIRCUMSTANCES

         8.01.   LIBOR Basis or Eurocurrency Basis Determination Inadequate.  . . . . . . . . . . . . . . . . . . . .  68
         8.02.   Illegality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         8.03.   Increased Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         8.04.   Base Rate Advances Rather than LIBOR Advances or Eurocurrency Advances.  . . . . . . . . . . . . . .  70
         8.05.   Capital Adequacy.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

ARTICLE IX.  AGREEMENT AMONG LENDERS

         9.01.   Agreement Among Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         9.02.   Lender Credit Decision.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

ARTICLE X.  MISCELLANEOUS

         10.01.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         10.02.  Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         10.03.  Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         10.04.  Determination by Lenders Conclusive and Binding. . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         10.05.  Set-Off. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         10.06.  Assignment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         10.07.  Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         10.08.  Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         10.09.  Interest and Charges.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         10.10.  Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         10.11.  Amendment and Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         10.12.  Exception to Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         10.13.  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         10.14.  Judgment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         10.15.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         10.16.  WAIVER OF CONSUMER RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         10.17.  WAIVER OF JURY TRIAL.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

         10.18.  FINAL AGREEMENT OF THE PARTIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

EXHIBITS

Form of Note                                          Exhibit A
Form of Compliance Certificate                        Exhibit B
Form of Assignment Agreement                          Exhibit C
Form of Advance Request                               Exhibit D
Form of Redenomination Notice                         Exhibit E
Form of Assumption Agreement                          Exhibit F
Form of Eurocurrency Election Notice                  Exhibit G

SCHEDULES

Schedule 1.01(a) Lenders and Commitments
Schedule 1.01(b) Existing Letters of Credit
Schedule 1.01(c) Subordinated Debt
Schedule 1.01(d) Eurocurrency Payment Office
Schedule 2.11    LIBOR Lending Offices and Eurocurrency Lending Offices
Schedule 3.03    Permitted Currencies
Schedule 4.01    Jurisdiction of Incorporation
Schedule 4.04    Disclosure of Certain Events
Schedule 4.09    Litigation
Schedule 4.19    Labor Matters
Schedule 5.11    Permitted Liens

                         MULTICURRENCY CREDIT AGREEMENT


         MULTICURRENCY CREDIT AGREEMENT dated as of May 8, 1996, among DSC Communications Corporation, a Delaware corporation ("Company"), DSC Finance Corporation, a Delaware corporation, DSC International Corporation, a Delaware corporation, DSC Marketing Services, Inc., a Delaware corporation, DSC of Puerto Rico, Inc., a Delaware corporation, DSC Telecommunications Corporation, a Delaware corporation, DSC Telecom, Inc., a Nevada corporation, DSC Telecom L.P., a Texas limited partnership (such other corporations and limited partnership being collectively, "Guarantors") (Company and the Guarantors being collectively, the "Loan Parties"), the Lenders from time to time party hereto ("Lenders"), and NationsBank of Texas, National Association, a national banking association, as Administrative Lender for Lenders ("Administrative Lender").


                                  BACKGROUND.

         Company has requested that Lenders make a revolving credit facility available to Company in the maximum principal amount of $160,000,000. Lenders and Issuing Bank (as defined herein) have agreed to do so, subject to the terms and conditions set forth below.


                                   AGREEMENT.

         In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree as follows:


ARTICLE I.  DEFINITIONS AND ACCOUNTING TERMS

         1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Advance" means any amount advanced by Lenders to Company pursuant to
Article II on the occasion of any borrowing, including without limitation any Refinancing Advance and any payment by Issuing Bank of a draft drawn under any Letter of Credit which is not reimbursed by Company as provided in Section 2.16(c).

         "Advance Request" means a notice in the form of Exhibit D.

         "Affiliate" means when used with respect to any Person any other Person which controls or is controlled by or is under common control with such Person. As used in this definition, "control" means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or ownership interests, by contract or otherwise).

         "Agreement" means this Multicurrency Credit Agreement, as the same may be amended or restated from time to time.

         "Agreement Date" means the date of this Agreement.

         "Applicable Law" means (a) in respect of any Person, all provisions of Law of any Tribunal applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" shall mean the laws of the United States of America, including without limitation 12 USC Sections 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1.04"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to Advances, this Agreement, the Notes or any other Loan Documents.

         "Applicable Margin" means the following per annum percentages, applicable in the following situations:

- ----------------------------------------------------------------------------------------------------------
               Consolidated Funded                    LIBOR           Eurocurrency         Commitment Fee
- ----------------------------------------------------------------------------------------------------------
  Debt to Consolidated Excess Cash Flow Ratio         Margin              Margin                Margin
- ----------------------------------------------------------------------------------------------------------
  Greater than or equal to 2.00 to 1                  0.700%              0.700%                0.225%
- ----------------------------------------------------------------------------------------------------------
  Greater than or equal to 1.50 to 1, but less        0.550               0.550                 0.200
  than 2.00 to 1
- ----------------------------------------------------------------------------------------------------------
  Greater than or equal to 1.25 to 1, but less        0.400               0.400                 0.150
  than 1.50 to 1
- ----------------------------------------------------------------------------------------------------------
  Greater than or equal to 1.00 to 1, but less        0.325               0.325                 0.125
  than 1.25 to 1
- ----------------------------------------------------------------------------------------------------------
  Less than 1.00 to 1                                 0.250               0.250                 0.100
- ----------------------------------------------------------------------------------------------------------

The Applicable Margin payable by Company on the Advances outstanding and fees payable hereunder shall be subject to reduction or increase, as applicable and as set forth in the table set forth above according to the performance of Company as tested by the Consolidated Funded Debt to Consolidated Excess Cash Flow Ratio; provided, that each adjustment in the Applicable Margin shall be effective with respect to LIBOR Advances and Eurocurrency Advances (a) made following the date of receipt by Administrative Lender of the financial statements required pursuant to Section 5.01(a) or (b), on the date of making such LIBOR Advance or Eurocurrency Advance and (b) outstanding on the date of receipt of the financial statements referred to in clause (a) immediately preceding and which are continued as LIBOR Advances or Eurocurrency Advances beyond the then effective Interest Period therefor, on the first day of the immediately succeeding Interest Period; provided, further, that each adjustment in the Applicable Margin shall be effective with respect to the commitment fee on the date following receipt by Administrative Lender of the financial statements required by Sections 5.01(a) or (b). If financial statements of Company (and corresponding Compliance Certificate setting forth the Consolidated Funded Debt to Consolidated Excess Cash Flow Ratio) are not received by Administrative Lender by the fifth day following the date required pursuant to Section 5.01, the Applicable Margin shall be determined as if the Consolidated Funded Debt to Consolidated Excess Cash Flow Ratio is equal to or greater than 2.00 to 1 until such time as such financial statements and Compliance Certificate are received. Anything herein to the contrary notwithstanding, the Applicable Margin for LIBOR Advances from and including the Agreement Date to but not including the fifth day following receipt of Company's March 31, 1996, financial statements shall be 0.55%, the Applicable Margin for Eurocurrency Advances shall be 0.55% and the Applicable Margin for purposes of determining the commitment fee pursuant to Section 2.04(a) shall be 0.20%.

         "Arranger" means NationsBanc Capital Markets, Inc.

         "Assignee" means any assignee of a Lender pursuant to an Assignment Agreement and shall have the meaning ascribed thereto in Section 10.06.

         "Assignment Agreement" has the meaning specified in Section 10.06.

         "Assumption Agreement" means an assumption agreement substantially in the form of Exhibit F to be executed by a New Subsidiary pursuant to Section 5.12(c).

         "Authorized Signatory" means such senior personnel of Company as may be duly authorized and designated in writing by Company to execute documents, agreements and instruments on behalf of Company, and to request Advances and Letters of Credit hereunder.

         "Base Rate" means, for any day, a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate on such day, and (b) the higher of (i) the Prime Rate on such day, and (ii) the sum of the Federal Funds Effective Rate on such day plus .50%. The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Effective Rate, as the case may be, to account for such change.

         "Base Rate Advance" means any Advance bearing interest at the Base
Rate.

         "Benefit Arrangement" means an employee benefit plan within the meaning of section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and with respect to which any Loan Party or a member of the ERISA Group has a liability or an obligation, whether or not current, accrued or contingent, to make contributions.

         "Board" means the Board of Governors of the Federal Reserve System of the United States.

         "Borrowings" means a borrowing consisting of Advances made on the same day by Lenders.

         "Business Day" means (a) with respect to a Lender making Base Rate Advances, a day when the main office of such Lender in the United States is open for business, (b) with respect to a Lender making LIBOR Advances or Eurocurrency Advances, (i) a day when the main office of such Lender in the United States is open and (ii) a day in England or in the country which is the issuer of such Eurocurrency on which commercial banks are open for domestic or international business in London, England and the country which is the issuer of such Eurocurrency, (c) with respect to Issuing Bank issuing Letters of Credit denominated in Dollars, a day when the main office of Issuing Bank in Dallas is open for business and (d) with respect to Issuing Bank issuing Letters of Credit denominated in a Eurocurrency, (i) a day on which the main office of Issuing Bank in Dallas is open for business and (ii) a day in the country which is the issuer of such Eurocurrency on which banks are open for domestic or international business in the country which is the issuer of such Eurocurrency.

         "Capital Lease" means any lease in respect of which the obligations of any Loan Party constitute Capitalized Lease Obligations.

         "Capitalized Lease Obligations" means, without duplication, all lease obligations which shall have been or should be, in accordance with GAAP, capitalized on the books of Loan Parties.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et. seq).

         "Certificate of Exemption" has the meaning specified in Section
2.15(b).

         "Code" means Internal Revenue Code of 1986 and the regulations promulgated thereunder.

         "Commitment" means, collectively, $160,000,000, as reduced from time to time, pursuant to Section 2.06, and as to each Lender, such Lender's Specified Percentage of such amount.

         "Company" has the meaning specified in the introduction to this Agreement.

         "Compliance Certificate" means a certificate in the form of Exhibit B to be executed by a Financial Officer of Company certifying, inter alia, the truth and accuracy of the information required to be contained therein, and delivered to each Lender on a quarterly basis as provided in Article V.

         "Consolidated Capital Expenditures" means, for any period, expenditures made by Company and its consolidated Subsidiaries to acquire or construct fixed assets, plants and equipment, computed in accordance with GAAP, consistently applied, including, without limitation renewals, improvements and replacements during such period and the aggregate amount of items leased or acquired under Capital Leases at the cost of the item, but excluding expenditures on capitalized software development cost.

         "Consolidated Capitalization" means, at any time, the sum of

         (a)     Consolidated Debt, plus

         (b)     Consolidated Net Worth,

in each case determined at such time.

         "Consolidated Current Assets" means, at any time, all amounts which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of Company and its consolidated Subsidiaries at such time.

         "Consolidated Current Liabilities" means, at any time, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of Company and its consolidated Subsidiaries at such time.

         "Consolidated Debt" means, at any time, the aggregate amount of Debt of Company and its consolidated Subsidiaries (excluding Debt of the type described in clauses (g), (h), (i), and (j) of the definition of the term "Debt"; provided, however, the exclusion of Debt of the type described in clause (j) of the definition of the term "Debt" shall only be to the extent that any Guarantee therein refers to Debt described in clauses (g) and (h) of such definition), determined on a consolidated basis in accordance with GAAP at such time.

         "Consolidated EBITDA" means, for any period, without duplication, an amount equal to (a) Consolidated Income From Continuing Operations Before Income Taxes and Extraordinary Items for such period plus (b) the aggregate amount which in accordance with GAAP, was deducted, in determining Consolidated Income From Continuing Operations Before Income Taxes and Extraordinary Items for such period under clause (a) in respect of Consolidated Interest Expense, depreciation and amortization (including the amortization of capitalized software development costs of Company and its consolidated Subsidiaries for such period) of Company and its consolidated Subsidiaries for such period.

         "Consolidated Excess Cash Flow" means, for any four consecutive fiscal quarters of Company, an amount equal to the sum of (a) Consolidated EBITDA for such period minus (b) Consolidated Capital Expenditures for such period.

         "Consolidated Funded Debt" means, for Company and its consolidated Subsidiaries on a consolidated basis determined in accordance with GAAP, at any time, without duplication, an amount equal to the sum of Capital Leases and debt created, issued or incurred or assumed for money borrowed or for the capitalized deferred purchase price of property or services purchased (excluding accounts payable in the ordinary course of business and obligations in respect of undrawn letters of credit).

         "Consolidated Funded Debt to Consolidated Excess Cash Flow Ratio" means, with respect to any fiscal quarter of Company, the ratio of Consolidated Funded Debt as of the last day of such fiscal quarter to Consolidated Excess Cash Flow for the immediately preceding four consecutive fiscal quarters of Company ending on such fiscal quarter.

         "Consolidated Income From Continuing Operations Before Income Taxes and Extraordinary Items" means, without duplication, for any period, all amounts which, in accordance with GAAP, would be included as income from continuing operations of Company and its consolidated Subsidiaries before income taxes and extraordinary items and cumulative effects of accounting changes, if any, for such period.

         "Consolidated Interest Expense" means, without duplication, for any period, the sum of:

                 (a) aggregate interest expense of Company and its consolidated Subsidiaries for such period, as determined in accordance with GAAP and in any event including, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptances and net costs under interest rate protection agreements and the portion of any Capitalized Lease Obligations allocable to consolidated interest expense;

                                      plus

                 (b) interest expense of the type described in clause (a) above of Company and its consolidated Subsidiaries capitalized during such period.

         "Consolidated Net Income" means, with respect to any period, the net income (or loss) of Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth" means at any time, the sum (without duplication) of (a) the shareholders' equity of Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP at such time, plus (b) all minority interests which are Investments owned by Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP at such time, provided, however, that (i) unrealized gains or losses from translation adjustments required under GAAP and (ii) unrealized gains or losses in connection with the determination of the fair value (as required by GAAP) of Investments owned by Company and its consolidated Subsidiaries shall be excluded from the determination of "Consolidated Net Worth".

         "Consolidated Senior Debt" means, at any time, the aggregate amount of Senior Debt of Company and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP at such time.

         "Consolidated Total Assets" means, at any time, all amounts which, in accordance with GAAP, would be included as total assets on a consolidated balance sheet of Company and its consolidated Subsidiaries at such time.

         "Consolidated Total Liabilities" means, at any time, the sum of all amounts which, in accordance with GAAP, would be included as a liability on a consolidated balance sheet of Company and its consolidated Subsidiaries at such time plus, to the extent not reflected on such balance sheet, all Guarantees of
(a) Debt of the type described in clause (h) of the definition of the term "Debt" with respect to letters of credit issued for the account of Company or any of its consolidated Subsidiaries with respect to transactions not in the ordinary course of their respective businesses and (b) debt for borrowed money.

         "Debt" means, at any time, with respect to any Person, without duplication:

                 (a) its liabilities for borrowed money (whether or not evidenced by a promissory note, a security or otherwise), including, without limitation, liabilities for borrowed money in respect of banker's acceptances;

                 (b) any liabilities for borrowed money secured by any Lien existing on property owned by such Person (whether or not such liabilities shall have been assumed by such Person, or there shall exist recourse to such Person in respect of such liabilities);

                 (c) any obligations in respect of any Capital Lease of such Person;

                 (d) the present value of all payments due under any arrangement for retention of title, any conditional sale agreement or any deferred purchase price of Property or services (other than a Capital Lease) discounted at the implicit rate, if known, with respect thereto or, if unknown, at 8% per annum;

                 (e)      any Recourse Obligations of such Person;

                 (f) any other obligations of such Person that would be deemed to be borrowed money liabilities of such Person, determined in accordance with customary financial practices;

                 (g) any obligations of such Person in respect of interest rate protection and currency exchange rate hedge and protection agreements;

                 (h) the undrawn maximum face amount of all outstanding letters of credit issued for the account of such Person, and, without duplication, the outstanding amount of all drafts drawn thereunder;

                 (i) all liabilities in respect of unfunded vested benefits under Benefit Arrangements; and

                 (j) (i) any Guarantee of such Person for any obligation or liability of another Person of a type described in any of clause
         (a) through clause (h), inclusive, of this definition or (ii) any obligation of such Person in respect of interest rate protection agreements for any obligation or liability of such Person of a type described in any of clause (a) through clause (h), inclusive, of this definition;

provided, that, for purposes of this definition, trade payables incurred within the ordinary course of business and payable within 120 days after the incurrence thereof shall not be Debt.

         "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

         "Default" means the occurrence of any event which with the giving of notice or the passage of time could become an Event of Default.

         "Default Rate" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) the sum of the Base Rate plus two percent.

         "Determining Lenders" means, on any date of determination, any combination of Lenders having at least 51% of the aggregate amount of Advances then outstanding; provided, however, that if on any date of determination there are no Advances outstanding, "Determining Lenders" means any combination of Lenders whose Specified Percentages aggregate at least 51%.

         "Dollar Advance" means an Advance denominated in Dollars.

         "Dollars" and the symbol "$" mean the lawful currency of the United States.

         "Domestic Subsidiary" means any Subsidiary which is not a Foreign Subsidiary.

         "Effective Date" means the date on which the conditions set forth in
Article III are first met.

         "Environmental Laws" means any Laws (including the common law) of any Tribunal (including, without limitation, related determinations, orders, decrees, judgments, opinions or interpretations by any Tribunal) pertaining to pollution, environmental, health, safety, industrial hygiene or similar matters.

         "ERISA" means the United States Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.

         "ERISA Group" means all corporations, trades or businesses (whether or not incorporated) and other Persons which, together with any Loan Party, are treated as a single employer under either section 414(b), (c), (m) or (o) of the Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA.

         "Eurocurrency" means any currency listed on Schedule 3.03 and any other lawful currencies acceptable to Lenders (a) for which Company has delivered to Administrative Lender an Advance Request or a Redenomination Notice and (b) which is freely convertible into Dollars.

         "Eurocurrency Advance" means an Advance which Company requests to bear interest at the Eurocurrency Basis or which is reborrowed and bears interest at the Eurocurrency Basis, in accordance with the provisions of Section 2.02.

         "Eurocurrency Basis" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) the sum of the applicable Eurocurrency Rate plus the Applicable Margin. The Eurocurrency Basis shall, with respect to Eurocurrency Advances subject to reserve or deposit requirements, be subject to premiums therefor assessed by each Lender, which are payable directly to each Lender. Once determined at the beginning of an Interest Period, the Eurocurrency Basis shall remain unchanged during the applicable Interest Period.

         "Eurocurrency Election Notice" means each Eurocurrency Election Notice, substantially in the form of Exhibit G, appropriately completed.

         "Eurocurrency Equivalent Excess" has the meaning specified in Section 2.05(b).

         "Eurocurrency Interbank Market" means, with respect to a particular Eurocurrency, the buying and selling of Dollar deposits or such Eurocurrency, as applicable, payable by financial institutions located in the principal banking center of the country which is the issuer of such Eurocurrency between Administrative Lender and other financial institutions in the ordinary course of Administrative Lender's business.

         "Eurocurrency Lending Office" means the address of each Lender specified on Schedule 2.11 as its Eurocurrency Lending Office.

         "Eurocurrency Payment Office" means the addresses of the Administrative Lender specified on Schedule 1.01(d).

         "Eurocurrency Rate" means, for any Interest Period, the interest rate per annum (rounded upward to the nearest 1/16th of one percent) determined by Administrative Lender at approximately 9:00 a.m. (London time), on the date which is two Business Days (or one Business Day with respect to an Advance to be denominated in Pounds) before the first day of such Interest Period to be the offered quotations that appear on the Reuter's Screen SIDE page for deposits in the applicable Eurocurrency in the applicable Eurocurrency Interbank Market for a length of time approximately equal to the Interest Period for the Eurocurrency Advance sought by Company. If at least two such offered quotations appear on the Reuter's Screen SIDE page, the Eurocurrency Rate shall be the arithmetic mean (rounded upward to the nearest 1/16th of one percent) of such offered quotations, as determined by Administrative Lender.
If the Reuter's Screen SIDE page is not available or has been discontinued, the Eurocurrency Rate shall be the rate per annum that Administrative Lender determines to be the arithmetic mean (rounded as aforesaid) of the per annum rates of interest at which deposits in the applicable Eurocurrency in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the Eurocurrency Advance sought by Company are offered to Administrative Lender in immediately available funds in the applicable Eurocurrency Interbank Market at 11:00 a.m. (local time of such Eurocurrency Interbank Market), on the date which is two Business Days (or one Business Day with respect to an Advance to be denominated in Pounds) prior to the first day of an Interest Period.

         "Event of Default" means any of the events described in Article VI.

         "Existing Agreement" means that certain Credit Agreement, dated as of February 24, 1994, among Company and certain Subsidiaries of Company, NationsBank of Texas, N.A., as Administrative Lender, and each lender, as amended or modified from time to time.

         "Existing Letters of Credit" means each Letter of Credit described on
Schedule 1.01(b).

         "FDIC" means the Federal Deposit Insurance Corporation (or any successor).

         "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds broker, as published on the succeeding Business Day by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Administrative Lender from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" has the meaning specified in Section 2.04(c).

         "Financial Officer" of any Person means its chief financial officer, principal accounting officer, or treasurer or assistant treasurer.

         "Fiscal Quarter Increase" means, in respect of any fiscal quarter of Company, 50% of Consolidated Net Income for such fiscal quarter of Company unless Consolidated Net Income for such fiscal quarter of Company shall be a loss, in which event the amount determined pursuant to this definition for such fiscal quarter of Company shall be zero.

         "Foreign Subsidiaries" means each Subsidiary of Company which is organized under the Laws of a jurisdiction other than the fifty states of the United States of America, Puerto Rico or the District of Columbia.

         "GAAP" means generally accepted accounting principles as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and such other Persons who shall be approved by a significant segment of the accounting profession and concurred in by the independent certified public accountants certifying any audited financial statements of Company.

         "Government Acts" has the meaning specified in Section 2.16(e).

         "Government Securities" means readily marketable direct full faith and credit obligations of the United States or obligations unconditionally guaranteed by the full faith and credit of the United States.

         "Guarantee" means as to a Person any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligation of another Person, through an agreement or otherwise, including, without limitation, (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligation and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligation,
(ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation. The amount of any Guarantee shall be equal to the outstanding amount of the obligation directly or indirectly guaranteed. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranteed Obligations" has the meaning specified in Section 7.01.

         "Guarantors" has the meaning specified in the introduction to this Agreement, and also includes any New Subsidiary that becomes a Loan Party pursuant to Section 5.12(c).

         "Guarantors' Agreement" means that certain Agreement among Guarantors dated as of the Agreement Date among Guarantors.

         "Guaranty" means the guaranty contained in Article VII.

         "Hazardous Materials" means any pollutants, contaminants, toxic or hazardous materials or substances, wastes, petroleum or petroleum products, flammable, explosive or radioactive materials or other substances or materials listed, designated, defined or regulated under any Environmental Law.

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to Company. For purposes of and, with respect to each determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(1) of Art. 1.04, or (b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Section (d) of Art. 1.04; provided, however, that at any time the indicated rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art.
1.04 shall control for purposes of such determination, as applicable.

         "Impermissible Qualification" means, relative to the opinion by independent public accountants as to any financial statement of Company and its consolidated Subsidiaries, any qualification or exception to such opinion:

                 (a) which is of a so-called "going concern" or a similar nature;

                 (b) which relates to the limited scope of examination of matters relevant to such financial statement (other than scope limitations included in the standard form of opinion utilized by such accountants); or

                 (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause any Loan Party to be in Default of any of its obligations under Sections 5.03, 5.15, 5.16, 5.17 or 5.18.

         "Indemnitees" means Administrative Lender, Issuing Bank, and each Lender and the holders of participations in the Notes and other Obligations and each of their successors and assigns, along with each of their respective officers, directors, shareholders, employees, agents and servants.

         "Interest Period" means, for any LIBOR Advance or Eurocurrency Advance, the period beginning on the day the Advance is made and ending one, two, three or six months thereafter (as Company with respect to such Advance shall select); provided, however, that:

                 (i)      no Interest Period may extend beyond the Maturity
         Date; and

                 (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a LIBOR Advance or a Eurocurrency Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day.

         "Investment" means any investment so classified under GAAP by a Person made by stock purchase, capital contribution, loan or advance or by purchase of property or otherwise, but in any event shall include as an investment of such Person in any other Person the amount of all Debt owed by the other Person to the investing Person and all receivables from such other Person owed to the investing Person which are not current assets and did not arise from service rendered or sales to such other Person in the ordinary course of the investing Person's business.

         "Issuing Bank" means NationsBank of Texas, National Association in its capacity as issuer of the Letters of Credit, or such other Lender that issues any Letter of Credit.

         "Laws" means all constitutions, statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions or interpretations of any Tribunal.

         "Lender" means each Lender now or hereafter a party to this Agreement and listed on Schedule 1.01(a).

         "Lending Office" means, with respect to a Lender, the office or offices designated as its LIBOR Lending Office, Base Rate Lending Office and Eurocurrency Lending Office on Schedule 2.11, and such other office or offices of such Lender or any of its Affiliates hereafter designated by notice to Company and Administrative Lender.

         "Letter of Credit" means (a) a Letter of Credit described in Section 2.16(a) and issued under the Letter of Credit Facility and (b) an Existing Letter of Credit.

         "Letter of Credit Agreement" has the meaning specified in Section 2.16(b).

         "Letter of Credit Facility" has the meaning specified in Section
2.16(a).

         "Letter of Domestic Organization" has the meaning specified in Section 2.15(b).

         "Letter of Non-Exemption" has the meaning specified in Section
2.15(b).

         "LIBOR Advance" means an Advance which Company requests to bear interest at the LIBOR Basis or which is reborrowed and bears interest at the LIBOR Basis, in accordance with the provisions of Section 2.02.

         "LIBOR Basis" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) the sum of the LIBOR Rate plus the Applicable Margin. The LIBOR Basis shall, with respect to LIBOR Advances subject to reserve or deposit requirements, be subject to premiums therefor assessed by each Lender, which are payable directly to each Lender. Once determined at the beginning of an Interest Period, the LIBOR Basis shall remain unchanged during the applicable Interest Period.

         "LIBOR Lending Office" means the address of each Lender specified on
Schedule 2.11 as its LIBOR Lending Office.

         "LIBOR Rate" means, for any Interest Period, the interest rate per annum (rounded upward to the nearest 1/16th of one percent) determined by Administrative Lender at approximately 11:00 a.m. (London time), on the date which is two Business Days before the first day of such Interest Period to be the offered quotations that appear on the Reuter's Screen LIBO page for dollar deposits in the London interbank market for a length of time approximately equal to the Interest Period for the LIBOR Advance sought by Company. If at least two such offered quotations appear on the Reuter's Screen LIBO page, the LIBOR Rate shall be the arithmetic mean (rounded upward to the nearest 1/16th of one percent) of such offered quotations, as determined by Administrative Lender. If the Reuter's Screen LIBO page is not available or has been discontinued, the LIBOR Rate Basis shall be the rate per annum that Administrative Lender determines to be the arithmetic mean (rounded as aforesaid) of the per annum rates of interest at which deposits in dollars in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by Company are offered to Administrative Lender in immediately available funds in the London interbank market at 11:00 a.m., London time, on the date which is two Business Days prior to the first day of an Interest Period.

         "Lien" means, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of the Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of the Person, or the signing or filing of a financing statement which names the Person as debtor, or the signing of any security or other agreement authorizing any other Person as the secured party thereunder to file any financing statement.

         "Loan Documents" means this Agreement, the Notes, the Guarantors' Agreement, the Letters of Credit and all other documents and instruments executed by any Loan Party in connection with this Agreement, the Advances and the Letters of Credit for the benefit of Administrative Lender, Lenders, and Issuing Bank.

         "Loan Party" has the meaning specified in the introduction of this Agreement and shall also include any New Subsidiary with respect to which Company exercises the option set forth in Section 5.12(c) to cause such New Subsidiary to be a Loan Party to the Agreement and a guarantor of the Guaranteed Obligations.

         "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) and after taking into account actual insurance coverage and effective indemnification with respect to such occurrence, (a) a material adverse effect on the financial condition, business or operations of Company and its Subsidiaries taken as a whole or (b) any material impairment upon the collective ability of Loan Parties to perform their payment or other obligations hereunder or under the Notes or the right of Administrative Lender, Issuing Bank or any Lender to enforce any of such obligations or any of their remedies under the Loan Documents.

         "Maturity Date" means May 8, 2001 or the earlier date of termination in whole of the Commitment pursuant to Section 2.06 or 6.02.

         "Maximum Amount" means the maximum amount of interest which, under Applicable Law, Issuing Bank and Lenders are permitted to charge on the Obligations.

         "Multiemployer Plan" means any employee pension benefit plan as defined in Section 4001(a)(3) of ERISA to which any Loan Party or a member of its ERISA Group has a liability or an obligation, whether or not current, accrued or contingent. to make contributions or has within the preceding five plan years made or accrued an obligation to make contributions.

         "New Subsidiary" has the meaning specified in Section 5.12(c).

         "Non-Excluded Taxes" has the meaning specified in Section 2.15.

         "Note" means each Promissory Note of Company evidencing Advances hereunder owed to a Lender, substantially in the form of Exhibit A, together with any extension, renewal or amendment thereof, or substitution therefor.

         "Note Purchase Agreement" means the Note Purchase Agreement dated as of April 15, 1995 among Company, certain Subsidiaries of Company, and the purchasers a party thereto.

         "Notice of Issuance" has the meaning specified to it in Section
2.16(b).

         "Obligations" means (a) all obligations of any nature (whether matured or unmatured, fixed or contingent, including the Reimbursement Obligations) of Company or any Subsidiary of Company to Lenders under the Loan Documents as they may be amended from time to time, and (b) all obligations of Company or any of its Subsidiaries for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by Company or any of its Subsidiaries of any obligation, covenant or undertaking with respect to any Loan Document.

         "Officer's Certificate" means a certificate signed in the name of a Loan Party by a Responsible Officer of such Loan Party.

         "Other Returns" has the meaning specified in Section 4.05.

         "Participants" has the meaning specified in Section 10.06(c).

         "Paticipations" has the meaning specified in Section 10.06(c).

         "Payment Date" means the last day of the Interest Period for any LIBOR Advance and Eurocurrency Advance.

         "Payment Office" means, with respect to payments of Base Rate Advances and LIBOR Advances, the principal office of Administrative Lender in Dallas, located on the date hereof at 901 Main Street, 67th Floor, Dallas, Texas 75202, and, with respect to payments of Eurocurrency Advances, such office of Administrative Lender as shall be set forth on Schedule 1.01(d).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Permits" means any and all registrations, notifications, licenses, authorizations, permits, certificates, approvals and consents required by any Tribunal.

         "Permitted Portfolio Investments" means, when used in connection with any Person, such Person's Investments in:

                 (a)      Government Securities;

                 (b) repurchase agreements collateralized by Government Securities;

                 (c) commercial paper rated at time of purchase at least P-1 or A-1 by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation, respectively, or an equivalent rating by a recognized rating agency;

                 (d) corporate notes rated at time of purchase at least Baa or BBB by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation, respectively, or an equivalent rating by a recognized rating agency;

                 (e) bank obligations with a financial institution rated at time of purchase at least Baa or BBB by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation, respectively, or an equivalent rating by a recognized rating agency;

                 (f) mortgage-backed securities rated at time of purchase at least Baa or BBB by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation, respectively, or an equivalent rating by a recognized rating agency;

                 (g) asset-backed securities rated at time of purchase at least Baa or BBB by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation, respectively, or an equivalent rating by a recognized rating agency;

                 (h) other securities which satisfy the criteria of being rated at time of purchase at least Baa or BBB by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation, respectively, or an equivalent rating by a recognized rating agency; or

                 (i) Investments in shares of the Merrill Lynch Institutional Fund or the Goldman Sachs ILA/POP fund, or investments in other mutual funds with investment objectives substantially equivalent to either of these mutual funds.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

         "Plan" means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under section 412 of the Code and with respect to which (a) any Loan Party or any member of the ERISA Group has a liability or an obligation, whether or not current, accrued or contingent, to make contributions or (b) at any time within the preceding six years any Loan Party or any Person which was at such time a member of the ERISA Group made or had a liability or obligation, whether or not current, accrued or contingent, to make contributions.

         "Pounds" means lawful money of The United Kingdom.

         "Prime Rate" means, as of a particular date, the rate of interest for loans established by NationsBank of Texas, National Association from time to time as its prime rate, automatically fluctuating upward and downward with and at the time specified in each such establishment without special notice to the Company, the other Loan Parties or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer.

         "Quarterly Date" means the last day of each March, June, September and December, beginning June 30, 1996.

         "Receivable" means any obligation of a customer payable to a Loan Party arising from the sale or lease of any item of goods, materials, equipment, supplies, merchandise or other personal property of such Loan Party.

         "Recourse Obligation" means, at any time and with respect to any Person which shall have effected a sale, transfer or other disposition (whether by way of factoring, discounting, securitizing or otherwise) of accounts receivable, general intangibles, leases, chattel paper or any other obligations of its customers arising from its sale or leasing of goods or provision of services in the ordinary course of its business (collectively, for purposes of this definition, "receivables"), the aggregate amount of the obligations of such Person (whether contingent or actual), as determined by GAAP, arising from the contractual rights of the transferees thereof to require such Person to reacquire, or otherwise make a payment to such transferees in respect of, such receivables as a result of (a) the failure of the obligors under such receivables to perform any obligations evidenced or embodied by such receivables or (b) the failure of such receivables to satisfy the eligibility or other requirements thereof agreed upon by such Person and such transferees in order for such receivables to be sold, transferred or otherwise disposed of to such transferees.

         "Redenominate", "Redenomination" and "Redenominated" each refers to redenomination of each Advance comprising the same Borrowing from Dollars into a Eurocurrency or from a Eurocurrency into Dollars or another Eurocurrency or from a LIBOR Advance, Eurocurrency Advance or Base Rate Advance pursuant to
Section 2.02(d).

         "Redenomination Notice" means a notice in the form of Exhibit E.

         "Refinancing Advance" means any LIBOR Advance or Eurocurrency Advance which is used to pay the principal amount (or any portion thereof) of a LIBOR Advance or Eurocurrency Advance, respectively, at the end of its Interest Period and, if requested by Company, any accrued interest thereon, and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding LIBOR Advances or Eurocurrency Advances, respectively, other than by the amount, if any, of accrued interest related thereto which is not paid at the end of such Interest Period.

         "Regulation G, T, U or X" (and any reference to each such regulation) means Regulations G, T, U and X of the Board, as each is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Reimbursement Obligations" means, in respect of any Letter of Credit as at any date of determination, the maximum aggregate amount which is then available to be drawn under such Letter of Credit.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles).

         "Required Lenders" means, on any date of determination, any combination of Lenders having at least 66-2/3% of the aggregate amount of Advances then outstanding; provided, however, that if on any date of determination there are no Advances, "Required Lenders" means any combination of Lenders whose Specified Percentage aggregate at least 66-2/3%.

         "Responsible Officer" means (a) as to any Loan Party, the Chairman of its Board of Directors, its President, any Senior Vice President, its Treasurer, its Vice President of Finance, its Controller, or its General Counsel, and (b) as to any other Person, the Chairman of its Board of Directors, its President, any Senior Vice President, its Treasurer, its Controller, its General Counsel, or the chief financial officer of such Person.

         "Restricted Payment" means, with respect to any Loan Party:

                 (a) the declaration of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of, any shares of such Loan Party (other than one payable solely in its common shares); or

                 (b) any payment or distribution on account of the purchase, redemption or other retirement of any shares of such Loan Party, or the purchase, redemption or other retirement of any warrant, option or other right to acquire such shares, or any other payment or distribution (other than pursuant to a dividend theretofore declared or liability theretofore incurred as specified in subsection (a)), made in respect thereof, (i) either directly or indirectly or (ii) the purchase, redemption or other retirement of shares of such Loan Party in exchange for, or out of the net cash proceeds received by such Loan Party from a substantially concurrent sale of, other shares of such Loan Party;

provided, that, Restricted Payments shall not include any Restricted Payment which is received by any Loan Party.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Security" means the "security" as defined in section 2(1) of the Securities Act.

         "Senior Debt" means Consolidated Debt which is not Subordinated Debt.

         "Sharing Ratio" means each Lender's pro rata part determined by a fraction, the denominator of which equals the aggregate outstanding Advances and Reimbursement Obligations hereunder and the numerator of which equals the product of such Lender's Specified Percentage times the aggregate outstanding Advances and Reimbursement Obligations hereunder, as determined pursuant to
Section 1.04.

         "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as Administrative Lender may select.

         "Specified Percentage" means, as to any Lender, the percentage indicated beside its name on Schedule 1.01(a), or if applicable, specified in its most recent Assignment Agreement.

         "Subordinated Debt" means, without duplication, (a) the subordinated debt of Company and each of its consolidated Subsidiaries which is listed on
Schedule 1.01(c) and (b) other Debt of Company and each of its consolidated Subsidiaries which is subordinated to the Obligations pursuant to terms and provisions satisfactory to Lenders.

         "Subsidiary" means, as to any Person, any corporation, partnership or other entity a majority of (a) the total combined voting power of all classes of Voting Stock of which or (b) the outstanding equity interest of which shall, at the time as of which any determination is being made, is owned by such Person either directly or through one or more Persons described in clauses (a) and (b).

         "Taxes" means all taxes, assessments, fees or other charges at any time imposed by any Laws or Tribunal.

         "Tribunal" means any municipal, state, commonwealth, federal, foreign, territorial or other court, governmental body, subdivision, agency, department, commission, board, bureau or instrumentality.

         "U.S." and "United States" means the United States of America.

         "Unused Portion" means, at any time, the excess of the Commitment at such time over the sum of (a) the aggregate principal amount of Advances outstanding at such time, plus (b) the aggregate amount of all Reimbursement Obligations at such time. The Unused Portion shall be calculated with respect to (a) each Eurocurrency Advance by assuming that the quoted spot rate to exchange Dollars for such Eurocurrency in effect on the (i) date of such Eurocurrency Advance remains the same for each day from such date to the immediately following Quarterly Date, and (ii) last day of each Quarterly Date thereafter was the rate in effect for each day during the calendar quarter ending on such Quarterly Date and (b) Reimbursement Obligations in respect of Letters of Credit denominated in a currency other than Dollars, by assuming that the quoted spot rate to exchange Dollars for such currency in effect on the last day of each

Quarterly Date was the rate in effect for each day during the calendar quarter ending on such Quarterly Date.

         "Voting Stock" means any share of stock or other equity ownership interest of a Person having general voting power under ordinary circumstances to elect a majority of the Board of Directors or other governing body of such Person (irrespective of whether at the time stock or equity ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

         1.02. Accounting Terms. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and, except as otherwise herein expressly provided, the GAAP which shall be applied under this Agreement are those which shall be in effect from time to time.

         1.03. Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

              (i) the singular number includes the plural number and vice versa;

             (ii)         reference to any gender includes each other gender;

            (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

             (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

              (v) reference to any agreement, document, or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to the Notes includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

             (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

            (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

           (viii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding";

             (ix) reference to any Law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

              (x) whenever the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or accounting computation is required to be made, for purposes hereof, such determination or computation shall be made in accordance with GAAP; and

             (xi) all references to time are deemed to refer to Dallas, Texas time.

         (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

         (d) Whenever this Agreement refers to any Person having knowledge of a particular fact or situation, such Person and the Financial Officer or Responsible Officer making any representation or warranty on behalf of such Person shall be deemed to possess the actual knowledge of all Responsible Officers (but not other employees) of the Person in question relating to said fact or situation.

         1.04. Currency Equivalents Generally. For all purposes of this Agreement other than Article II, the equivalent in any Eurocurrency of an amount in Dollars shall be determined at the rate of exchange quoted to Administrative Lender, in London, at 9:00 a.m. (London time) on the date of determination, by prime banks in London for the spot purchase in the London foreign exchange market of such amount of Dollars with such Eurocurrency. For purposes of the provisions of Article II and calculation of the Sharing Ratio,
(a) the equivalent in Dollars of any Eurocurrency shall be determined by using the quoted spot rate at which Administrative Lender's principal office in London offers to exchange Dollars for such Eurocurrency in London at 11:00 a.m. (London time) two Business Days prior to the date on which such equivalent is to be determined, (b) the equivalent in any Eurocurrency of any other Eurocurrency shall be determined by using the quoted spot rate at which Administrative Lender's principal office in London offers to exchange such Eurocurrency for the equivalent in Dollars of such other Eurocurrency in London at 11:00 a.m. (London time) two Business Days prior to the date on which such equivalent is to be determined, and (c) the equivalent in any Eurocurrency of Dollars shall be determined by using the quoted spot rate at which Administrative Lender's principal office in London offers to exchange such Eurocurrency for Dollars in London at 11:00 a.m.

(London time) two Business Days prior to the date on which such equivalent is to be determined. The equivalent in Dollars of each Eurocurrency Advance may be recalculated hereunder on each date that it shall be necessary to determine each Lender's Unused Portion of the Commitment, or any or all Advance or Advances outstanding on such date.


ARTICLE II.  ADVANCES AND LETTERS OF CREDIT

         2.01. Advances. (a) Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make Advances to Company (which may be Base Rate Advances, LIBOR Advances or Eurocurrency Advances) from time to time on any Business Day in an aggregate amount (determined in Dollars) not to exceed an amount equal to its Specified Percentage of the Commitment less an amount equal to its Specified Percentage of the aggregate amount of all Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing) (determined in Dollars), for the purposes set forth in
Section 4.11. Subject to Section 2.09, Advances, in part or in whole, may be repaid and then reborrowed. Each LIBOR Advance and Eurocurrency Advance shall be subject to availability and to the provisions of Article VIII; provided there shall not be outstanding to any Lender, at any one time, more than fifteen LIBOR Advances and fifteen Eurocurrency Advances. On the Maturity Date unless sooner paid as provided herein, the outstanding Base Rate Advances shall be repaid in full.

         (b) Currency Determinations. The equivalent in Dollars of any Eurocurrency or the equivalent in any Eurocurrency of Dollars or of any other Eurocurrency shall be determined in accordance with Section 1.04.

         2.02.   Manner of Borrowing and Disbursement.

         (a) Base Rate Advances. In the case of Base Rate Advances, Company, through a Financial Officer, shall give Administrative Lender prior to 11:00 a.m. on the date of any proposed Base Rate Advance irrevocable written notice (in the form of Advance Request), or irrevocable telephonic notice followed immediately by written notice (in the form of an Advance Request) (provided, however, that Company's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow a Base Rate Advance hereunder.

         (b) LIBOR Advances. In the case of LIBOR Advances, Company, through a Financial Officer, shall give Administrative Lender at least three Business Days' irrevocable written notice (in the form of Advance Request), or irrevocable telephonic notice followed immediately by written notice (in the form of Advance Request) (provided, however, that Company's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow a LIBOR Advance hereunder. Notice shall be given to Administrative Lender prior to 11:00 a.m. in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances shall in all cases be subject to availability and to Article VIII.

Each Advance Request shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Advances, and the Interest Period selected by Company, provided that no such Interest Period shall prohibit or impair Company's ability to comply with Section 2.08. Administrative Lender, whose determination shall be conclusive, shall determine the LIBOR Basis no later than the second Business Day prior to the applicable funding date and shall notify (which notice may be telephonic) Company and Lenders of such LIBOR Basis.

         (c) Eurocurrency Advances. In the case of Eurocurrency Advances, Company, through a Financial Officer, shall give Administrative Lender at least three Business Days' irrevocable written notice (in the form of Advance Request), or irrevocable telephonic notice followed immediately by written notice (in the form of Advance Request) (provided, however, that Company's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow a Eurocurrency Advance hereunder. Notice shall be given to Administrative Lender prior to 11:00 a.m. in order for such Business Day to count toward the minimum number of Business Days required. Eurocurrency Advances shall in all cases be subject to availability and to
Article VIII. Each Advance Request shall specify the requested funding date, which shall be a Business Day, the Eurocurrency in which the Advance will be funded, the amount of the proposed aggregate Eurocurrency Advances, and the Interest Period selected by Company, provided that no such Interest Period shall prohibit or impair Company's ability to comply with Section 2.08. Administrative Lender, whose determination shall be conclusive, shall determine the Eurocurrency Basis no later than the second Business Day prior to the applicable funding date and shall notify (which notice may be telephonic) Company and Lenders of such Eurocurrency Basis.

         (d) Refinancing. Subject to Sections 2.01 and 2.09, at least (i) three Business Days prior to each Payment Date for a LIBOR Advance and (ii) at least three Business Days for a Eurocurrency Advance prior to each Payment Date, Company, through an Authorized Signatory, shall give Administrative Lender irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (in the form of a Redenomination Notice) (provided, however, that Company's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), specifying whether all or a portion of such Advance outstanding on the Payment Date (A) is to be repaid and then reborrowed in whole or in part as a LIBOR Advance, (B) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, (C) is to be repaid and reborrowed in whole or in part as a Eurocurrency Advance, (D) is to be repaid and not reborrowed at that time and (E) if such Advance is a Eurocurrency Advance or a LIBOR Advance, is to have accrued interest thereon borrowed as part of a Eurocurrency Advance or LIBOR Advance, as appropriate; provided, however, notwithstanding anything in this Agreement to the contrary, if on any Payment Date a Default shall exist, such LIBOR Advance or Eurocurrency Advance may only be reborrowed as a Base Rate Advance. Upon such Payment Date, each LIBOR Advance and Eurocurrency Advance shall, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

         (e) Funding Amounts. The aggregate amount of Base Rate Advances to be made by Lenders on any day shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000; provided, however, that such amount may equal the Unused Portion. The aggregate amount of LIBOR Advances which are Dollar Advances having the same Interest Period and to be made by Lenders on any day shall be in a principal amount which is at least $5,000,000 and which is an integral multiple of $1,000,000. The aggregate amount of Eurocurrency Advances having the same Interest Period and to be made by Lenders on any day shall be in a principal amount which is at least the Eurocurrency equivalent (as determined by Administrative Lender) of $1,000,000.

         (f) Funding Times. Administrative Lender shall promptly notify Lenders of each notice received from Company pursuant to this Section 2.02. Failure of Company to give any notice in accordance with Section 2.02(d) with respect to a LIBOR Advance or Eurocurrency Advance (or if on the applicable Payment Date a Default shall exist) shall result in a repayment of any such existing LIBOR Advance or Eurocurrency Advance on the applicable Payment Date by an Advance which is a Base Rate Advance. Such a LIBOR Advance or Eurocurrency Advance must be repaid in full and may not be reborrowed. Each Lender shall, not later than 2:00 p.m. on the date of any Advance that is not a Refinancing Advance, deliver to Administrative Lender, at its address specified in Section 10.01, an amount equal to such Lender's Specified Percentage of such Advance in immediately available funds in the appropriate currency in accordance with Administrative Lender's instructions. Prior to 3:00 p.m. on the date of any Advance which is not a Refinancing Advance, Administrative Lender shall, subject to satisfaction of the conditions set forth in Article III, disburse the amounts made available to Administrative Lender by Lenders by
(i) transferring such amounts by wire transfer pursuant to Company's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of Company maintained with Administrative Lender. All Advances shall be made by each Lender according to its Specified Percentage.

         2.03.   Interest.

         (a) On Base Rate Advances. Company shall pay interest on the unpaid principal amount of the Base Rate Advances outstanding from time to time, until due (whether at maturity or by reason of acceleration) or repaid, at a simple interest rate per annum equal to the Base Rate as in effect from time to time. Interest on Base Rate Advances shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed, and shall be payable in arrears on each Quarterly Date and on the Maturity Date.

         (b) On LIBOR Advances. Company shall pay interest on the unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity or by reason of acceleration) or repaid, at a rate per annum equal to the LIBOR Basis for such Advance. Subject to
Section 10.09, interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Maturity Date; provided, however, that if the Interest Period for such Advance exceeds three months, interest shall also be due and payable in arrears on the 90th day of such Interest Period.

         (c) On Eurocurrency Advances. Company shall pay interest on the unpaid principal amount of each Eurocurrency Advance, from the date such Advance is made until it is due (whether at maturity or by reason of acceleration) or repaid, at a rate per annum equal to the Eurocurrency Basis for such Advance. Subject to Section 10.09, interest on each Eurocurrency Advance shall be computed on the basis of a 360-day year (except in the case of Advances denominated in Pounds, on the basis of a 365 or 366-day year, as appropriate), for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Maturity Date; provided, however, that if the Interest Period for such Eurocurrency Advance exceeds three months, interest shall also be due and payable in arrears on the 90th day of such Interest Period.

         (d) Interest if No Notice of Selection of Interest Rate Basis. If Company fails to give Administrative Lender timely notice of its selection of a LIBOR Advance or Eurocurrency Advance or an Interest Period for a LIBOR Advance or a Eurocurrency Advance, or if for any reason a determination of a LIBOR Basis or a Eurocurrency Basis for any Advance is not timely concluded due to the fault of Company in the reasonable opinion of Determining Lenders, (i) the Base Rate shall apply to the applicable Advance and (ii) the Lenders shall have no obligation to fund such Eurocurrency Advance.

         (e) Interest After an Event of Default. (i) Commencing thirty days after an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h)) and during any continuance thereof, at the option of Determining Lenders, and (ii) after an Event of Default specified in Section 6.01(g) or (h) and during any continuance thereof, automatically and without any action by Administrative Lender, or any Lender, the Obligations which (A) bear interest shall bear interest at a rate per annum equal to the lesser of
(1) the Highest Lawful Rate and (2) the Base Rate, Eurocurrency Basis or LIBOR Basis, as applicable, plus two percent, and (B) do not otherwise bear interest shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand or the Maturity Date, and shall accrue until the earlier of (i) waiver or cure (to the reasonable satisfaction of Determining Lenders) of the applicable Event of Default, (ii) agreement by Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. Lenders shall not be required to
(i) accelerate the maturity of the Advances, (ii) exercise any other rights or remedies under the Loan Documents, or (iii) give notice to any Loan Party of the decision to charge interest at the Default Rate. Lenders will undertake to notify Company, after the effective date, of the decision to charge interest at the Default Rate.

         2.04.   Fees.

         (a)     Commitment Fee.

                 (i) Subject to Section 10.09, Company shall pay to Administrative Lender for the account of each Lender a commitment fee (which shall be payable on each Quarterly Date in arrears, commencing June 30, 1996, and on the Maturity Date) on the average daily Unused Portion, on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed, at a rate per annum as set forth in the table in the definition of Applicable Margin.

                 (ii) Adjustment of Commitment Fee. The commitment fee payable in respect of the Commitment shall be subject to reduction or increase, as applicable and as set forth in the table contained in the definition of Applicable Margin in Section 1.01 according to the performance of Company as tested by the Consolidated Funded Debt to Consolidated Excess Cash Flow Ratio. Any such increase or reduction in such fee shall be effective as of the day following the date of receipt of the financial statements required pursuant to Section 5.01(a) or (b), as appropriate. If such financial statements are not received by the day following the date required, the fee payable in respect of the Commitment shall be determined as if the Consolidated Funded Debt to Consolidated Excess Cash Flow Ratio is greater than or equal to 2.00 to 1 until such time as such financial statements are received. Notwithstanding anything herein to the contrary, the commitment fee from and including the Agreement Date to but not including the day following receipt of Company's March 31, 1996, financial statements shall be .20%.

         (b) Participation Fee. Subject to Section 10.09, Company shall pay to Administrative Lender, for the ratable account of Lenders, a one-time participation fee of 0.050% based on the amount of each Lender's Specified Percentage of the Commitment. Such fee shall be payable on the Agreement Date, and shall be fully-earned when due and, subject to Section 10.09, nonrefundable when paid.

         (c) Other Fees. Subject to Section 10.09, Company shall pay to Administrative Lender and Arranger, for their respective accounts and not the account of Lenders, the fees provided for in the letter agreement ("Fee Letter"), dated as of September 25, 1995, among Company, Administrative Lender and Arranger on the date and in the amounts specified therein.

         2.05.   Prepayment.

         (a) Voluntary Prepayments. The principal amount of any Base Rate Advance may be voluntarily prepaid in full or in part at any time without penalty, upon telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to Administrative Lender prior to 10:00 a.m. on the date of such prepayment. Subject to Section 2.09, the principal amount of any LIBOR Advances may be voluntarily prepaid in full or in part at any time without penalty upon three Business Days' prior telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to Administrative Lender. Subject to
Section 2.09, the principal amount of any Eurocurrency Advances may be voluntarily prepaid in full or in part at any time without penalty upon five Business Days' prior telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to Administrative Lender.

         (b) Mandatory Prepayment. On or before the date of any reduction of the Commitment, Company shall prepay outstanding Advances in an amount necessary to cause the sum of outstanding Advances and Reimbursement Obligations to be an amount not greater than the Commitment as so reduced pursuant to Section 2.06. Company shall first prepay all Base Rate Advances, second prepay all LIBOR Advances and third prepay all Eurocurrency Advances.
If on any date the sum of outstanding Advances and Reimbursement Obligations is greater than the Commitment (for any reason, including any determination by Administrative Lender pursuant to Section 1.04), Company shall repay outstanding Advances in an amount necessary to cause the sum of outstanding Advances and Reimbursement Obligations to be an amount not greater than the Commitment; provided, however, if (i) no Default or Event of Default shall exist and (ii) the only reason that the sum of outstanding Advances and Reimbursement Obligations exceeds the Commitment is as a result of a change in the Eurocurrency equivalents of Dollars (the "Eurocurrency Equivalent Excess"), Company shall not be obligated to repay the Eurocurrency Equivalent Excess until the end of the Interest Period of the Eurocurrency Advance or Advances that caused the Eurocurrency Equivalent Excess so long as (i) the Eurocurrency Equivalent Excess does not exceed 10% of the Commitment or (ii) if the Eurocurrency Equivalent Excess does exceed 10% of the Commitment, Company has provided Administrative Lender with cash collateral (and such agreements and documents which in the reasonable judgment of Administrative Lender are necessary to perfect a Lien in such cash collateral) in an amount equal to the amount by which the Eurocurrency Equivalent Excess exceeds 10% of the Commitment. To the extent that any prepayment (whether mandatory or voluntary) requires that a LIBOR Advance or Eurocurrency Advance be repaid on a date other than the last day of its Interest Period, Company shall reimburse each Lender in accordance with Section 2.09.

         (c) Prepayments, Generally. Any prepayment of an Advance shall be accompanied by interest accrued on the principal amount being prepaid. Any voluntary partial prepayment of a Base Rate Advance shall be in a principal amount of $1,000,000 or integral multiples of $100,000 in excess thereof. Any voluntary partial prepayment of a LIBOR Advance shall be in a principal amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof or in such other amount to the extent that the prepayment is with respect to a Refinancing Advance that included accrued interest. Any voluntary partial prepayment of a Eurocurrency Advance shall be in a principal amount which is at least the Eurocurrency equivalent (as determined by Administrative Lender) of $1,000,000 or integral multiples of the Eurocurrency equivalent of $500,000 in excess thereof or in such other amount to the extent that the prepayment is with respect to a Refinancing Advance that included accrued interest. Prepayment of LIBOR Advance and Eurocurrency Advance shall be applied to LIBOR Advance and Eurocurrency Advances according to the respective Sharing Ratio of Lenders. Prepayments of Base Rate

Advances shall be applied to the outstanding Base Rate Advances in accordance with the Specified Percentage of Lenders.

         2.06.   Reduction of Commitment.

         (a) Voluntary Reduction. Company shall have the right, upon not less than ten Business Days' notice (provided only three Business Days' notice shall be required for a termination in whole of the Commitment) by an Authorized Signatory to Administrative Lender (if telephonic, to be confirmed by telecopy or in writing on or before the date of reduction or termination), which shall promptly notify Lenders, to reduce the Commitment in part or terminate the Commitment in whole. Each partial termination shall be in an aggregate amount which is at least $10,000,000 and which is an integral multiple of $10,000,000, and no voluntary reduction in the Commitment shall cause any LIBOR Advance or Eurocurrency Advance to be repaid prior to the last day of its Interest Period unless Company concurrently reimburses Lenders in accordance with Section 2.09.

         (b) Mandatory Reduction. On the Maturity Date, the Commitment (other than the obligation of Issuing Bank to honor drawings against Letters of Credit outstanding on the Maturity Date) shall automatically reduce to zero.

         (c) General Requirements. Upon any reduction of the Commitment pursuant to this Section 2.06, Company shall immediately make a repayment of applicable Advances in accordance with Section 2.05(b). Company shall reimburse each Lender for any loss or out-of-pocket expense incurred by each Lender in connection with any such payment, as set forth in Section 2.09 to the extent applicable. Company shall not have any right to rescind any termination or reduction. Once reduced or terminated, the Commitment may not be increased or reinstated.

         2.07. Non-Receipt of Funds by Administrative Lender. Unless Administrative Lender shall have been notified by a Lender prior to the date of any proposed Advance (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Advance available to Administrative Lender, Administrative Lender may assume that such Lender has made such proceeds available to Administrative Lender, on such date, and Administrative Lender may in reliance upon such assumption (but shall not be required to) make available to Company a corresponding amount. If such corresponding amount is not in fact made available to Administrative Lender by such Lender, Company and such Lender severally agree to repay to Administrative Lender forthwith on demand such corresponding amount together with interest thereon in respect of each day during the period commencing on the date such amount was available to Company and ending on (but excluding) the date Administrative Lender receives such amount from Lender or Company at a per annum rate equal to the lesser of (a) the Highest Lawful Rate and (b) (i) in the case of such Lender, the Federal Funds Effective Rate and (ii) in the case of Company, the interest rate applicable to such Advance; provided, however, no provision of this Agreement or any other Loan Document shall require Company to pay interest on such amount except as provided in this Section 2.07. If such Lender shall repay to Administrative Lender, such corresponding amount, such amount shall constitute such Lender's Advance for purposes of this Agreement. No Lender shall be liable for any other Lender's failure to fund an Advance hereunder.

         2.08. Payment of Principal of Advances. Company agrees to pay the principal amount of its respective Advances in the currency borrowed to Administrative Lender for the account of Lenders as follows:

         (a) Base Rate Advances. The unpaid principal amount of the Base Rate Advances shall be due and payable on the Maturity Date.

         (b) LIBOR Advances and Eurocurrency Advances. The principal amount of each LIBOR Advance and each Eurocurrency Advance hereunder shall be due and payable on its Payment Date, which (subject to the other provisions of this Agreement) principal payment may be made by means of a Refinancing Advance.

         (c) Commitment Reduction. On the date of any reduction of the Commitment pursuant to Section 2.06, including the Maturity Date, the aggregate amount of the Advances outstanding on such date of reduction in excess of the Commitment as reduced minus all outstanding Reimbursement Obligations shall be due and payable, which principal payment may not be made by means of Refinancing Advances.

         (d) Maturity Date. To the extent not otherwise required to be paid earlier as provided herein, the principal amount of the Advances, all accrued interest and fees thereon, and all other Obligations related thereto, shall be due and payable in full on the Maturity Date.

         2.09. Reimbursement. Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (a) failure by Company to borrow any LIBOR Advance or Eurocurrency Advance after having given notice of its intention to borrow in accordance with Section 2.02 (whether by reason of Company's election not to proceed or the non-fulfillment of any of the conditions set forth in Article III), or (b) any payment or prepayment for any reason of any LIBOR Advance or Eurocurrency Advance in whole or in part (including a prepayment pursuant to Sections 2.05(c) and 8.03(b)), Company shall pay to any such Lender, upon its demand, subject to Section 10.09, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses, including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such LIBOR Advance or Eurocurrency Advance or any part thereof as a LIBOR Advance or Eurocurrency Advance. Such loss shall equal an amount equal to the excess, if any, as reasonably determined by each Lender of (i) its cost of obtaining the funds for the LIBOR Advance or Eurocurrency Advance being paid, prepaid or converted pursuant to Article VIII or not borrowed (based on the LIBOR Basis, Eurocurrency Basis applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such LIBOR Advance or Eurocurrency Advance (or, in the case of a failure to borrow, the Interest

Period for such LIBOR Advance or Eurocurrency Advance which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Lender) that could be realized by such Lender in reemploying during such period the funds so paid, prepaid or converted or not borrowed in an instrument or investment of substantially similar yield to such LIBOR Advance or Eurocurrency Advance. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, calculated in its usual fashion, absent demonstrable error, shall be binding and conclusive. Such Lender shall provide a certificate setting forth the amount to be paid to it by Company hereunder and calculations therefor. Company's obligation pursuant to this Section 2.09 is not dependent upon any Lender's actual reinvestment or method of reinvestment of the prepaid LIBOR Advance or Eurocurrency Advance.

         2.10.   Manner of Payment.

         (a) Each payment (including prepayments) by Company of the principal of or interest on the Advances, fees, and any other amount owed under this Agreement or any other Loan Document shall be made with respect to principal, interest, fees, and other amounts due to Administrative Lender or any Lenders, not later than 12:00 noon on the date specified for payment under this Agreement to Administrative Lender at its address specified in Section
10.01 or Schedule 1.01(d), in the currency borrowed constituting immediately available funds.

         (b) If any payment under this Agreement or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         (c) Company shall pay (i) in respect of the Advances made to Company, principal, interest, and fees and (ii) all other fees and amounts due under the Loan Documents without deduction for set-off or counterclaim or any deduction whatsoever.

         (d) If some but less than all amounts due from Company are received by Administrative Lender, Administrative Lender shall apply such amounts in the following order of priority: (i) to the payment of Administrative Lender's expenses incurred on behalf of Lenders then due and payable, if any; (ii) to the payment of all other fees then due and payable;
(iii) to the payment of interest then due and payable on the Advances; (iv) to the payment of all other amounts not otherwise referred to in this clause (d) then due and payable under the Loan Documents; and (v) to the payment of principal then due and payable on the Advances owed to each Lender in accordance with its Sharing Ratio.

         2.11. Lending Offices. Each Lender's initial Lending Office for Base Rate Advances, LIBOR Advances and Eurocurrency Advances, as appropriate, is set forth opposite its name in Schedule 2.11. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's Lending Office for Base Rate Advances, LIBOR Advances and Eurocurrency Advances, as appropriate, and to transfer any outstanding LIBOR Advance, Base Advance or Eurocurrency Advance to such Lending Office. No such designation or transfer shall result in any liability on the part of Company for increased costs or expenses resulting solely from such designation or transfer (except any such transfer which is made by a Lender pursuant to Section 8.02 or 8.03, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

         2.12. Booking Advances. Any Lender may make, carry or transfer Advances at, to or for the account of any of its branch offices or the office of any Affiliate.

         2.13. Sharing of Payments. Any Lender obtaining a payment (whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Advances in excess of its Specified Percentage of all payments made by Company with respect to Advances shall purchase from each other Lender such participation in the Advances made by such other Lender as shall be necessary to cause such purchasing Lender to share the excess payment pro rata according to Specified Percentages with each other Lender; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13, to the fullest extent permitted by Law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Company in the amount of such participation.

         2.14. Calculation of LIBOR Rate and Eurocurrency Rate. The provisions of this Agreement relating to calculation of the LIBOR Rate and Eurocurrency Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance and Eurocurrency Advance as it sees fit.

         2.15.   Taxes.

         (a) If each Lender has complied with the provisions of Section 2.15(b), all payments by Company for the account of such Lender of principal of, and interest on, the Advances and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, or franchise taxes and other taxes, fees, duties, withholdings, or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Non-Excluded Taxes"). In the event that any withholding or deduction from any payment to be made by Company hereunder is required in respect of any Non-Excluded Taxes pursuant to any Applicable Law, then Company will:

                 (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                 (ii) promptly forward to Administrative Lender an official receipt or other documentation satisfactory to Administrative Lender evidencing such payment; and

                 (iii) pay to Administrative Lender for the account of Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Non-Excluded Taxes are directly asserted against Administrative Lender or any Lender with respect to any payment received by Administrative Lender or such Lender hereunder, Administrative Lender or such Lender may pay such Non-Excluded Taxes and Company will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Non-Excluded Taxes (including any Non-Excluded Taxes on such additional amount) shall equal the amount such Person would have received had no such Non-Excluded Taxes been asserted.

         If any Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Administrative Lender, for the account of the respective Lenders, the required receipts or other required documentary evidence, Company shall indemnify Administrative Lender and, without duplication, Lenders for any incremental Non-Excluded Taxes, interest or penalties that may become payable by Administrative Lender or, without duplication, any Lender as a result of any such failure. For purposes of this
Section 2.15, a distribution hereunder by Administrative Lender or, without duplication, any Lender to or for the account of any Lender shall be deemed a payment by Company.

         (b) Each Lender shall deliver to each of Company and Administrative Lender either (i) a letter or other written certification in duplicate stating that it is organized under the Laws of the United States of America or a state thereof and containing its employer identification number, address of its place of business in the United States of America and the signature and official title of the signing partner or corporate officer (a "Letter of Domestic Organization") or (ii) if it is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") (x) two properly completed and executed copies of United States Internal Revenue Service Form 4224 or Form 1001 or other successor applicable form, certificate or document prescribed by the Internal Revenue Service certifying as to such Foreign Lender's entitlement to an exemption from or reduced rate of United States withholding under an applicable statute or tax treaty with respect to payments to be made to such Foreign Lender hereunder (a "Certificate of Exemption") or (y) a letter (in duplicate) from such Foreign Lender stating that it is not entitled to any such exemption or reduced rate (a "Letter of Non-Exemption"). Each initial Lender shall provide such a Letter of Domestic Organization or a Certificate of Exemption or a Letter of Non-Exemption on or before the Effective Date; each Lender that becomes a Lender after the Effective Date shall provide a Letter of Domestic Organization, a Certificate of Exemption or a Letter of Non-Exemption on the date such Lender becomes a Lender and each Lender shall provide additional Letters of Domestic Organization, Certificates of Exemption or Letters of Non-Exemption from time to time thereafter if requested by Company or Administrative Lender or required because, as a result of a Law or a change in Law, or a change in circumstances, the expiration of a previously delivered letter or certificate, or otherwise, a previously delivered letter or certificate becomes incomplete, incorrect or ineffective in any material respect; provided, however, that each initial Lender (other than ABN AMRO Bank N.V. Houston Agency and Commerzbank Aktiengesellschaft, Atlanta Agency) executing this Agreement certifies that it is organized under the Laws of the United States of America or a state thereof. Unless Company and Administrative Lender have received from each Lender a Certificate of Exemption or Letter of Domestic Organization when and as required pursuant to the preceding sentence, the accuracy of which shall be reasonably satisfactory to Company and Administrative Lender, Company and Administrative Lender shall be entitled to withhold taxes from all payments to such Lender at the statutory rate applicable to amounts to be paid hereunder to such Lender. If Company and Administrative Lender have received from any Foreign Lender a Certificate of Exemption when and as required by this Section 2.15(b), the accuracy of which shall be reasonably satisfactory to Company and Administrative Lender, certifying as to such Foreign Lender's entitlement to a reduced rate of withholding tax, Company and Administrative Lender shall withhold taxes from all payments to such Foreign Lender at the rate specified in such certificate. Any reference to any Lender in this Section 2.15 shall be deemed to refer to and include Issuing Bank.

         2.16.   Letters of Credit.

         (a) The Letter of Credit Facility. Company may request Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and Issuing Bank shall, if so requested, issue, Letters of Credit for the account of Company from time to time on any Business Day from the Effective Date until the Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed at any time outstanding (A) the Commitment minus (B) the aggregate principal amount of Advances then outstanding (the "Letter of Credit Facility"). Letters of Credit may be issued in Dollars, Eurocurrencies, or, subject to the provisions hereof, other currencies which are determined by Issuing Bank to be available. No Letter of Credit denominated in Dollars or Eurocurrencies shall have an expiry date (including all rights of renewal) later than the Maturity Date. No Letter of Credit denominated in a currency other than Dollars or Eurocurrencies shall have an expiry date (including all rights of renewal) later than a date reasonably determined by Issuing Bank; provided, however, in no event shall such expiry date (including all rights of renewal) be later than the Maturity Date. Immediately upon the issuance of each Letter of Credit (or upon satisfaction of the conditions set forth in Section 3.01 and 3.02, with respect to the Existing Letters of Credit), Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of Company under this Agreement in respect thereof in an amount equal to the product of such Lender's Specified Percentage times the maximum amount in Dollars (if such Letter of Credit is denominated in a currency other than Dollars, the Dollar equivalent of such currency) available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Subject to the limits referred to above, Company may request the issuance of Letters of Credit under this Section 2.16(a), repay any Advances resulting from drawings thereunder pursuant to Section 2.16(c) and request the issuance of additional Letters of Credit under this Section 2.16(a). Issuing Bank and Lenders acknowledge that all conditions precedent to the issuance of the Existing Letters of Credit have been satisfied.

         (b) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. on the Business Day prior to the date of the proposed issuance of such Letter of Credit, by Company to Issuing Bank, which shall give to Administrative Lender and each Lender prompt notice thereof by telex, telecopier or cable. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate application and agreement between Company and Issuing Bank in form and substance reasonably satisfactory to Company and Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "Letter of Credit Agreement"), provided that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such request for issuance of a Letter of Credit (a "Request for Issuance") shall be by telex or telecopier, and shall be in substantially the form of Exhibit E. If the Letter of Credit requested is to be denominated in a currency other than Dollars or Eurocurrencies, Issuing Bank shall notify Company within twenty-four hours of receipt of the Request for Issuance of the availability of such currency and the expiry date available for Letters of Credit denominated in such currency. If the requested terms of such Letter of Credit are acceptable to Issuing Bank in its reasonable discretion, Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to Company at Company's office referred to in Section 10.01 or as otherwise agreed with Company in connection with such issuance on the proper issuance date.

         (c) Drawing and Reimbursement. Unless funds are otherwise made available by Company to Issuing Bank, the payment by Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by Issuing Bank of a Dollar Advance, which shall bear interest at the Base Rate in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article III). Issuing Bank shall notify Company within one Business Day of its receipt of a draw request with respect to a Letter of Credit issued in other than Dollars. Company, within one Business Day of receipt of such notice from Issuing Bank, shall notify Issuing Bank whether Company intends to make funds available to Administrative Lender in such currency. Upon payment by Issuing Bank of a draft drawn under a Letter of Credit, Issuing Bank shall immediately notify Company of such drawing. In the event that such Dollar Advance is not reimbursed by Company by 11:00 a.m. on the first Business Day after such drawing, Issuing Bank shall promptly notify Administrative

Lender and each Lender. Each Lender shall, on the first Business Day following such notification, make a Dollar Advance, which shall bear interest at the Base Rate, and shall be used to repay the applicable portion of Issuing Bank's Advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in Article III) and shall make available to Administrative Lender for the account of Issuing Bank, by deposit at Administrative Lender's office, in same day funds, the amount of such Dollar Advance. In the event that any Lender fails to make available to Administrative Lender for the account of Issuing Bank the amount of such Dollar Advance, Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Federal Funds Effective Rate.

         (d) Increased Costs. If any change in any Law or in the interpretation thereof by any Tribunal charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, Issuing Bank or any Lender or (ii) impose on Issuing Bank or any Lender any other condition regarding this Agreement, Issuing Bank, such Lender or any Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender of purchasing any participation therein or making any Dollar Advance pursuant to Section 2.16(c), then, upon written demand by Issuing Bank or such Lender, Company shall, subject to Section 10.09, pay to Issuing Bank or such Lender, from time to time as specified by Issuing Bank or such Lender in the below-mentioned certificate, additional amounts that shall be sufficient to reasonably compensate Issuing Bank or such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Company by Issuing Bank or such Lender, shall include in reasonable detail the basis for the demand for additional compensation and shall be conclusive and binding for all purposes, absent demonstrable error. The obligations of Company under this Section 2.16(d) shall survive termination of this Agreement. Issuing Bank or any Lender claiming any additional compensation under this Section 2.16(d) shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole discretion of Issuing Bank or such Lender, be otherwise disadvantageous.

         (e) Indemnity. In addition to amounts payable as elsewhere provided in this Article II, Company shall protect, indemnify, pay and save Issuing Bank and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Issuing Bank or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, as a result of its willful misconduct or gross negligence, as determined by a court of competent jurisdiction, or (ii) the failure of Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Tribunal (all such acts or omissions herein called "Government Acts").

         (f) Assumption of Risk. As among Company, the other Loan Parties, Issuing Bank and Lenders, Company and the other Loan Parties assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Request for Issuance, neither Issuing Bank nor any Lender or any of their respective officers or directors shall be liable or responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of Issuing Bank or any Lender, including, without limitation, any Government Acts. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Issuing Bank or any Lender under or in connection with the Letters of Credit or any related certificates, shall not put Issuing Bank or any Lender under any resulting liability to any Loan Party or relieve any Loan Party of any of its obligations hereunder to any such Person unless such liability to a Loan Party is proximately caused by the gross negligence of Issuing Bank or any Lender, as determined by a court of competent jurisdiction, and in such case, any resulting liability shall be solely that of the party so adjudicated to have legal responsibility therefor.

         (g)     Compensation for Letters of Credit.

                 (i) Letter of Credit Fees. Subject to Section 10.09, Company shall pay, in respect of each Letter of Credit issued for its account, to Administrative Lender for the account of each Lender a letter of credit fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date) on the average daily amount available for drawing under all outstanding Letters of Credit (calculated in respect of Letters of Credit denominated in a currency other than Dollars, by using the quoted spot rate to exchange Dollars for such currency in effect on the last day of each Quarterly Date as the rate in effect during the calendar quarter ending on such Quarterly Date) (including the Existing Letters of Credit), computed, subject to Section 10.09, on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed, at a rate per annum equal to the LIBOR Margin percentages set forth in the definition of Applicable Margin in Section 1.01.

                 (ii) Adjustment of Letter of Credit Fee. The letter of credit fee payable in respect of the Letters of Credit shall be subject to reduction or increase, as applicable and as set forth in the table contained in the definition of Applicable Margin in Section
         1.01 according to the performance of Company as tested by the Consolidated Funded Debt to Consolidated Excess Cash Flow Ratio. Any such increase or reduction in such fee shall be effective as of the day following the date of receipt of the financial statements required pursuant to Section 5.01(a) or (b), as appropriate. If such financial statements are not received by the day following the date required, the fee payable in respect of the Letters of Credit shall be determined as if the Consolidated Funded Debt to Consolidated Excess Cash Flow Ratio is greater than or equal to 2.00 to 1 until such time as such financial statements are received. Notwithstanding anything herein to the contrary, the letter of credit fee payable in respect of the Letters of Credit from and including the Agreement Date to but not including the day following receipt of Company's March 31, 1996, financial statements shall be 0.55%.

                 (iii) Issuance Fee. Subject to Section 10.09, Company shall pay, in respect of each Letter of Credit issued for its account, to Administrative Lender for the sole account of Issuing Bank an issuance fee (which fee shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date) equal to 0.125% per annum on the average daily amount available for drawing under all outstanding Letters of Credit (including the Existing Letters of Credit) (calculated in respect of Letters of Credit denominated in a currency other than Dollars, by using the quoted spot rate to exchange Dollars for such currency in effect on the last day of each Quarterly Date as the rate in effect during the calendar quarter ending on such Quarterly Date), and computed, subject to Section 10.09, on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed.


ARTICLE III.  CONDITIONS PRECEDENT

         3.01. Conditions Precedent to the Initial Advance and the Letters of Credit. The obligation of each Lender to make the initial Advance and the obligation of Issuing Bank to issue the initial Letter of Credit (and the obligation of each Lender to participate in the Existing Letters of Credit) are subject to (i) receipt by Administrative Lender of each of the following, in form and substance satisfactory to each Lender, with a copy (except for this Agreement and the Notes) for each Lender and (ii) satisfaction of the following conditions, except as otherwise waived by each Lender:

         (a) A certificate of the Secretary or an Assistant Secretary of Company certifying, inter alia, (i) true and correct copies of (A) the Certificate of Incorporation (certified by the Secretary of State of the jurisdiction in which Company is incorporated) and Bylaws of Company and (B) resolutions adopted by the Board of Directors or Executive Committee (as appropriate and as may be required by the corporate governance documents of Company) of Company authorizing Company to borrow and effect other transactions hereunder, (ii) the incumbency and specimen signatures of the Persons executing any documents on behalf of Company, and (iii) a certificate of existence and a good standing certificate or similar evidence of qualification to do business (or their equivalents) for Company from the Secretary of State of Delaware and from the States of Texas and California, each to be dated a recent date prior to the Agreement Date;

         (b) A certificate of the Secretary or an Assistant Secretary of each Guarantor (or of each general partner of each Guarantor which is a partnership) certifying, inter alia, (i) true and correct copies of (A) the Certificate of Incorporation or Limited Partnership (certified by the Secretary of State of the jurisdiction in which such Guarantor is organized) and Bylaws or limited partnership agreement, as applicable, of such Guarantor and (B) resolutions adopted by the Board of Directors or Executive Committee (as appropriate and as may be required by the corporate governance documents of such Guarantor) of such Guarantor (or of each general partner of each Guarantor which is a partnership) authorizing such Guarantor to guaranty the Obligations and effect other transactions hereunder, (ii) the incumbency and specimen signatures of the Persons executing any documents on behalf of such Guarantor, and (iii) a certificate of existence and a good standing certificate or similar evidence of qualification to do business (or their equivalents) for each Guarantor from the Secretary of State of the jurisdiction in which such Guarantor is organized and from other jurisdictions required by Administrative Lender to be delivered, each to be dated a recent date prior to the Agreement Date;

         (c) duly executed Notes, payable to the order of each Lender and in an amount for each Lender equal to its Specified Percentage;

         (d) this Agreement, duly executed by Loan Parties, together with all exhibits and schedules which shall be true, complete and correct in all material respects as of the Effective Date;

         (e) opinions of counsel to each Loan Party addressed to Administrative Lender and Lenders and in form and substance satisfactory to Administrative Lender, dated the Agreement Date, and covering such matters incident to the transactions contemplated hereby as Administrative Lender or Special Counsel may reasonably request, together with instruction letters authorizing the addressees to rely on such opinions;

         (f) reimbursement to Administrative Lender for Special Counsel's reasonable fees and expenses rendered as of the date set forth in the invoice of Special Counsel;

         (g) the participation fee and other fees as required pursuant to Sections 2.04(b) and (c), respectively;

         (h) no Material Adverse Effect shall have occurred since December 31, 1995; and

         (i) payment in full of the existing Debt (excluding the Existing Letters of Credit which shall become Obligations under this Agreement) of Company to the lenders party to the Existing Agreement, outstanding on the Agreement Date.

         3.02. Conditions Precedent to All Advances and Letters of Credit. The obligation of each Lender to make each Advance hereunder (including the initial Advance), the obligation of Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit) and the obligation of each Lender to participate in the Existing Letters of Credit is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Advance or issuance:

         (a) With respect to Advances (other than Refinancing Advances and deemed Advances in respect of Letters of Credit pursuant to Section 2.16(c)) and each issuance of a Letter of Credit, all of the representations and warranties of each Loan Party under this Agreement are deemed made at and as of the time of such Advance or issuance unless modified as permitted herein (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as to such earlier date), shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance or issuance;

         (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency in Company's certificate delivered pursuant to Section 3.01(a) or as subsequently modified and reflected in a certificate of incumbency delivered to Administrative Lender. Lenders may, without waiving this condition, consider it fulfilled and a representation by Company made to such effect if no written notice to the contrary, dated on or before the date of such Advance and deemed Advance pursuant to Section 2.16(c) or issuance, is received by Administrative Lender from Company prior to the making of such Advance or issuance;

         (c) (i) With respect to Advances (other than Refinancing Advances and deemed Advances pursuant to Section 2.16(c)) and the issuance of each Letter of Credit, there shall exist no Default hereunder, (ii) with respect to any Refinancing Advance, there shall exist no Event of Default hereunder, and,
(iii) with respect to each Advance (other than a Refinancing Advance or a deemed Advance pursuant to Section 2.16(c)) and the issuance of each Letter of Credit, Administrative Lender shall have received written or telephonic certification thereof by an Authorized Signatory (which certification, if telephonic, shall be followed promptly by written certification);

         (d) The aggregate Advances and amount available for draws under Letters of Credit, after giving effect to such proposed Advance or Letter of Credit, shall not exceed the Commitment;

         (e) No Law shall prohibit, and no order, judgment or decree of any Tribunal shall enjoin, prohibit or restrain Lenders from making the requested Advance or from making the deemed Advance pursuant to Section 2.16(c) or Issuing Bank from issuing the Letter of Credit requested to be issued; and

         (f) Administrative Lender shall have received all such other certificates, reports, statements, or other documents as Administrative Lender, Issuing Bank, or any Lender may reasonably request.

         Each request by Company to Administrative Lender or Issuing Bank, as appropriate, for an Advance (including a Refinancing Advance) or the issuance of a Letter of Credit shall constitute a representation and warranty by Company as of the date of the making of such Advance or the issuance of such Letter of Credit that all the conditions contained in this Section 3.02 have been satisfied.

         3.03. Conditions Precedent to New Eurocurrency. The obligation of each Lender to make an Advance in a currency not listed on Schedule 3.03 (as amended) is subject to the conditions set forth in Sections 3.01 and 3.02 and the fulfillment of the following conditions not less than three Business Days, prior to any request for an Advance in such currency:

         (a)     Receipt by Administrative Lender of a Eurocurrency Election
Notice;

         (b) Receipt by Administrative Lender of written confirmation from each Lender that such Lender can fund Advances in such currency; and

         (c) Delivery to Company of notice that such currency will be, subject to the other conditions of this Agreement, available for the making of Advances.


ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES

         Each Loan Party represents and warrants as to itself that:

         4.01. Organization, Qualification, Authorization, Etc. (a) Each Loan Party (i) is a corporation or limited partnership duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) is qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified or be in good standing (when considered alone or together with the failure of any other one or more of them to be so qualified or be in good standing) would reasonably be expected to have a Material Adverse Effect and (iii) has all requisite power and authority (corporate and, to the knowledge of each Loan Party, otherwise) to own, lease, operate and maintain its assets and to carry on its business as now conducted. The jurisdiction under which each Loan Party is incorporated is listed on
Schedule 4.01.

         (b) The execution, delivery and performance by each Loan Party of this Agreement, the Notes and the other Loan Documents to which it is a party have been duly authorized by all necessary corporate or other required action on the part of such Loan Party. Each of this Agreement and the other Loan Documents to which any Loan Party is a party constitutes, and the Notes (when executed and delivered as contemplated hereby) will constitute, legal, valid and binding obligations of such Loan Party, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by Debtor Relief Laws and general principles of equity (whether applied in a proceeding at law or in equity).

         4.02. Full Disclosure. (a) Neither this Agreement, the Notes, the other Loan Documents, the documents and statements referred to in Section 4.04, nor any other document delivered by or on behalf of any Loan Party contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. Company has furnished certain financial and operational forecasts to Lenders, and with respect to such forecasts, this representation is not intended to warrant the ability of Company to achieve such forecasts.

         (b) There is no fact peculiar to any Loan Party which has a Material Adverse Effect which has not been set forth in the Loan Documents or in the other documents, certificates and statements furnished to Lenders by or on behalf of Loan Parties at the direction of such Loan Party prior to the date hereof in connection with the transactions contemplated hereby.

         4.03. Changes, Etc. Neither the business nor the properties of any Loan Party is presently affected by any fire, explosion, accident, labor controversy, strike, lockout or other dispute, embargo, act of God or act of a public enemy or other similar event, condition or casualty which would reasonably be expected to have a Material Adverse Effect, or if any such existing event, condition or casualty were to continue for more than thirty additional days (unless in the reasonable opinion of such Loan Party such event or condition is not likely to continue for such period) would reasonably be expected to have a Material Adverse Effect.

         4.04. Financial Statements, Etc. Company has furnished Lenders with its annual audited consolidated financial statements as at December 31, 1995. Such financial statements (including any related schedules and/or notes) are true, correct and complete in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), and have been prepared in accordance with GAAP followed throughout the periods involved. The balance sheets fairly present the consolidated condition of Company and its consolidated Subsidiaries as at the dates thereof, and the statements of income and statements of cash flow fairly present the consolidated results of the operations of Company and its consolidated Subsidiaries for the periods indicated. Since December 31, 1995, no events have occurred which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in this Schedule 4.04 or as otherwise disclosed to Lenders in writing.

         4.05. Tax Returns and Payments. Each Loan Party has filed or has caused to be filed all United States federal income tax returns and all other tax returns ("Other Returns") which are required by Law to be filed by it (or obtained extensions with respect thereto) and has paid all Taxes levied upon it or any of its properties, assets, income or franchises which are due and payable; provided, however, that, if Company is in compliance with Section 5.11, Loan Parties shall not be required to pay any Taxes or to file any other Returns if (a) such Other Returns and Taxes do not involve an obligation to pay Taxes of $5,000,000 or more, or (b) regardless of the amount involved, the Taxes are being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall be required by GAAP, have been made. The consolidated federal income tax returns of Company and its consolidated Subsidiaries have been examined and reported upon by the Internal Revenue Service for all fiscal years to and including the fiscal year ended December 31, 1985.

         4.06. Defaults Respecting Debt. No payment default under the provisions of any instrument evidencing any Debt (other than with respect to trade payables the payment of which is being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall be required by GAAP, have been made) or under any agreement relating thereto and no other default under any such instrument or agreement which is a default covered under Section 6.01(e) has occurred which would reasonably be expected to have a Material Adverse Effect.

         4.07. Property. Each Loan Party has good and defensible title to its real property and good and defensible title to all of its other property and assets which are materially necessary for the operation of its business, including the property and assets reflected in the consolidated balance sheet as at December 31, 1995 referred to in Section 4.04 (other than properties and assets disposed of in the ordinary course of business or as otherwise permitted pursuant to the terms of this Agreement), and shall not be subject to any Lien prohibited by Section 5.11. All leases of real property, and all other material leases necessary for the conduct of the respective businesses of Loan Parties are valid and subsisting and are in full force and effect.

         4.08. Conflicting Agreements or Restrictions. The execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby or thereby will not (a) conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument relating to Debt of such Loan Party to which any Loan Party is a party, (b) result in the creation of any Lien upon any of the properties or assets of any Loan Party pursuant to any agreement or instrument relating to Debt of such Loan Party to which any Loan Party is a party or (c) result in any violation of (i) the provisions of the charter documents of any Loan Party or (ii) any Law, which, in the case of clause (c)(ii), would reasonably be expected to have a Material Adverse Effect; and, to the knowledge of Loan Parties, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by Loan Parties of the transactions contemplated by this Agreement.

         4.09. Litigation, Etc. Except as listed on Schedule 4.09, or as otherwise disclosed to Lenders in writing, there is no action, suit, investigation or proceeding pending or, to the knowledge of Loan Parties, threatened against any Loan Party, or any property or rights of any

Loan Party, by or before any court, arbitrator or administrative or governmental body which, having regard to (a) the size of the claim and (b) whether there is a reasonable possibility of an adverse determination, would reasonably be expected to have a Material Adverse Effect.

         4.10. ERISA. Each Loan Party and each member of its ERISA Group is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Law with respect to the Plan(s) and Benefit Arrangement(s), (for purposes of this sentence, "compliance in all material respects" means such failure(s) to comply with respect to one or more Plan(s), and/or Benefit Arrangement(s), individually or in the aggregate, would not result in a Material Adverse Effect.) All payments required to be made to or in respect of a Plan, whether or not previously terminated, Multiemployer Plan or Benefit Arrangement by a Loan Party or a member of its ERISA Group have been paid to the extent that nonpayment would have a Material Adverse Effect. No Loan Party or any member of its ERISA Group has any unpaid liability under Title IV of ERISA (other than a liability to the PBGC for premiums under section 4007 of ERISA), which would result in a Material Adverse Effect. There is no "amount of unfunded benefit liabilities," as defined in section 4001(a)(18) of ERISA, under any Plan and should complete or partial withdrawals occur with respect to all Multiemployer Plans, the aggregate amount of such withdrawal liability(ies), if any, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of Loan Parties after reasonable investigation, no litigation, proceeding(s), investigation(s) or claim(s) (other than a routine, undisputed claim for benefits) is or are pending or, to the knowledge of Loan Parties, threatened concerning any Plan(s), Multiemployer Plan(s) or Benefit Arrangement(s), which, individually or in the aggregate, would result in a Material Adverse Effect. Except as disclosed in writing to Administrative Lender prior to the Agreement Date, Loan Parties or a member of their ERISA Group may terminate any and/or all currently existing Plan(s) and/or Benefit Arrangement(s) so long as such termination would not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, Loan Parties and/or members of the ERISA Group do not currently maintain, sponsor or contribute to any employee pension benefit plan, as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or Section 412 of the Code.

         4.11. Use of Proceeds. Company will apply the proceeds of the Advances for working capital and other general corporate purposes, including loans to Subsidiaries of Company. The proceeds of the Advances and the Letters of Credit will be used to benefit all Loan Parties, directly or indirectly.

         4.12. Federal Reserve Regulations. No Loan Party is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation G, T, U or X). The making of the Advances, the issuance of the Letters of Credit and the execution, delivery, and performance of this Agreement, the Notes and the other Loan Documents, and the use of the proceeds of the Advances and the Letters of Credit do not and will not constitute a violation of Regulation G, T, U or X.

         4.13. Foreign Assets Control Regulations, Etc. Neither the issue of the Notes by Company nor the use of the proceeds thereof or of any Letter of Credit contemplated by this Agreement will violate the Export Administration Act, the Foreign Corrupt Practices Act of 1977, the Foreign Assets Control Regulations, or any other regulations of the Office of Foreign Asset Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended).

         4.14. Status Under Certain Federal Statutes. No Loan Party is (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (c) a "public utility" as such term is defined in the Federal Power Act, as amended, (d) a "rail carrier or a person controlled by or affiliated with a rail carrier," within the meaning of Title 49, U.S.C., or (e) a "carrier" to which 49 U.S.C. Section 11301(b)(1) is applicable.

         4.15.   Environmental Matters.

         (a) Each Loan Party has all environmental Permits which are necessary for the conduct of its business as presently conducted and for the ownership, use, maintenance and operation of its assets (except where the failure to have such environmental Permits would not, individually or in the aggregate, reasonably be expected to have or have a Material Adverse Effect), and is in compliance with all material terms of its environmental Permits; and, as to any such environmental Permit that has expired or is about to expire or is needed for the proposed conduct of its business, each Loan Party has timely and properly applied for renewal or receipt of the same or, if such Permit is not reasonably expected to be renewed, such nonrenewal would not reasonably be expected to have a Material Adverse Effect.

         (b) Without in any manner limiting any other representations and warranties set forth in this Agreement:

                 (i) neither any Loan Party nor any real property or facility currently owned, used, maintained or operated by any such Person, nor any of the other assets of any such Person is in violation of or is in noncompliance with, any applicable Environmental Laws in connection with the ownership, use, maintenance or operation of such real property, facility or other assets or the conduct of the business related thereto, except for violations or noncompliances which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and

                 (ii) without in any manner limiting the generality of clause (b)(i):

                          (A) except for those of the activities described below (including Releases or threatened Releases) which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, no Hazardous Materials have been used, generated, manufactured, stored or treated or disposed of, landfilled or in any other way Released (and no Release is threatened), on, under or about any property owned, used, maintained or operated by any Loan Party or transported to or from any such property, and, to the knowledge of each Loan Party, no Hazardous Materials have been generated, manufactured, stored or treated or disposed of, landfilled or in any other way Released (and no Release is threatened), on, under, about or from any property adjacent to any such property, except in accordance with Environmental Laws (including, without limitation, the obtaining of necessary Permits);

                          (B) except for liabilities or requirements which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, no Loan Party is, as a result of the ownership, operation or condition of its business or assets prior to or at the Agreement Date, subject to any (1) contingent liability in connection with any Release or threatened Release of any Hazardous Materials into the environment whether on or off any property currently or formerly owned, used, maintained or operated by any Loan Party or (2) reclamation or remediation requirements under Environmental Laws, or any reporting requirements related thereto;

                          (C) no Loan Party has been named as a potentially responsible party under, and, to the knowledge of any Loan Party none of the property currently or formerly owned, used, maintained or operated by any Loan Party has been nominated or identified as a facility which is subject to an existing or potential claim under, CERCLA or other Environmental Laws (other than any violation or noncompliance which is the subject of the cause of action styled Varian Associates, Inc., a Delaware Corporation, Plaintiff v. DSC Communications Corporation, et al, pending before the United States District Court for the Northern District of California), and no such property is subject to any Lien arising under Environmental Laws except for Liens which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect;

                          (D) each Loan Party has all environmental and pollution control equipment necessary for compliance in all respects with all applicable Environmental Laws (including, without limitation, all applicable Permits) and operation of the business of any Loan Party as it is presently conducted, except where the failure to have all such equipment would not reasonably be expected to have a Material Adverse Effect;

                          (E) except in accordance with Environmental Laws, no Hazardous Materials have been incorporated by any Loan Party into or, to the knowledge of any Loan Party, contained in any of the personal property or improvements to the real property owned, used, maintained or operated by any Loan Party such that such Hazardous Materials would reasonably be expected to have a Material Adverse Effect;

                          (F)     none of the off-site locations where
                 Hazardous Materials from any of the current or former assets of any Loan Party have been stored, treated, recycled, disposed of or Released, has been, to the knowledge of any Loan Party, nominated or identified as a facility which is subject to an existing or potential claim under CERCLA or other Environmental Laws such that such nomination or indemnification would reasonably be expected to have a Material Adverse Effect;

                          (G) no Loan Party has received any notices of any violation of, noncompliance with, or remedial obligation under, Environmental Laws, relating to the current or former ownership, use, maintenance, operation of, or conduct of business related to, any property or assets of such Loan Party, or of any Release or threatened Release of Hazardous Materials, except for violations, noncompliances, obligations, Releases or threatened Releases which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

                          (H) except for writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings or investigations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, there are no writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened, relating to the current or former ownership, use, maintenance, operation of, or conduct of business related to, any property or assets of any Loan Party, nor is there any basis for any of the foregoing;

                          (I)     to the knowledge of Loan Parties, no
                 underground or aboveground storage tanks or surface impoundments, not in material compliance with all applicable Environmental Laws, are located at any property owned, used, maintained or operated by any Loan Party, and to the knowledge of any Loan Party there are no remedial or other liabilities with respect to underground or aboveground storage tanks or surface impoundments that may have been located at any property owned, used, maintained or operated by any Loan Party, except for liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and

                          (J)     there are no material obligations,
                 undertakings or liabilities arising out of or relating to Environmental Laws which any Loan Party has agreed to, assumed or retained, by contract or other agreement.

         4.16. Solvency. Loan Parties, viewing their businesses and operations as a single consolidated entity, have capital sufficient to carry on their businesses and transactions and all businesses and transactions in which they are about to engage, and are now solvent and able to pay their collective debts as they mature, and Loan Parties now collectively own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay all existing debts of Loan Parties.

         4.17. Senior Debt. The Debt evidenced by the Notes and this Agreement is senior to the Debt evidenced by the Subordinated Debt. All terms and provisions of the Subordinated Debt have been disclosed to Lenders, the instruments evidencing the Subordinated Debt have not been amended or modified except as disclosed in writing to Lenders, and no payments have been made in respect of the Subordinated Debt other than regularly scheduled interest payments.

         4.18. Patents, Trademarks, Etc. Loan Parties collectively possess adequate assets, licenses, patents, patent applications, copyrights, trademarks, service marks, trademark applications, trade names, technology, processes, logotypes and Permits and other governmental approvals and authorizations to conduct their businesses. Except as previously disclosed to Lenders in writing, there are no existing or, to Loan Parties' knowledge, threatened claims of any Person based on the use of such Permits, patents, trademarks, trade names, copyrights, technology and processes by Loan Parties. The consummation of the transactions contemplated by the Loan Documents will not impair the ownership by Loan Parties of or the rights of any of such parties under (or the license or other right to use, as the case may be) any Permits, patents, trademarks, trade names, copyrights, technology or processes.

         4.19. Labor Matters. Except as disclosed in writing to Lenders, as provided in Section 5.20, Schedule 4.19 sets forth a complete and correct list of all labor union contracts to which any of Loan Parties is a party, specifying the expiration date of each such contract and the nature of any strikes, walkouts or other disputes related thereto.


ARTICLE V.  COVENANTS

         5.01.   Reporting Requirements.  Company will deliver to each Lender:

         (a) as soon as practicable and in any event within 90 days after the end of each fiscal year of Company, audited consolidated and unaudited consolidating statements of income, audited consolidated cash flows and changes in shareholders equity of Company and its consolidated Subsidiaries for such fiscal year, and audited consolidated and unaudited consolidating balance sheets of Company and its consolidated Subsidiaries as at the end of such fiscal year, all, except for the consolidating statements, prepared in accordance with GAAP, and, with respect to such consolidated statements, setting forth in comparative form corresponding figures from the immediately preceding fiscal year end, and, with respect to the consolidated statements, certified without any Impermissible Qualification by Ernst & Young or other independent public accountants of recognized national standing selected by Company, together with a certificate of such accountants stating in connection with performing their audit of such consolidated financial statements, the scope of which was not directed toward obtaining knowledge regarding any Loan Party's compliance with any of the covenants, terms, provisions or other conditions of this Agreement or the occurrence of an Event of Default hereunder, that nothing came to their attention to cause them to believe that, as at the end of such fiscal year, Company and its consolidated Subsidiaries were not in compliance with any of the financial covenants hereof, except as specifically stated therein, indicating the nature of such non-compliance or other Default or Event of Default; it being understood that such accountants shall have no liability to any Lender by reason of the failure of such accountants to obtain knowledge of the occurrence of such Default or Event of Default;

         (b) as soon as practicable and in any event within forty-five days after the end of the first three fiscal quarters of each fiscal year of Company, an unaudited consolidated balance sheet and statements of income and an unaudited consolidated statement of cash flows of Company and its consolidated Subsidiaries as reported on Form 10-Q and filed with the Securities and Exchange Commission for each such fiscal quarter, and an unaudited consolidating balance sheet and statement of income (non-GAAP) and an unaudited statement of changes in shareholders' equity of Company and its consolidated Subsidiaries for each such fiscal quarter, and, with respect to the consolidated statements, certified by a Financial Officer of Company as presenting fairly, in accordance with GAAP applied on a basis consistent with prior fiscal quarters, the information contained therein, subject to changes resulting from year-end adjustments;

         (c) if requested by any Lender, promptly upon Company's receipt thereof, copies of all other accounting or financial reports or statements submitted to Company by independent public accountants in connection with any annual, interim or special audit of the books of Company and its consolidated Subsidiaries;

         (d) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as Company shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

         (e) as soon as practicable and in any event within five Business Days after any Loan Party obtains knowledge (i) of any condition or event which would reasonably be expected to have a Material Adverse Effect, (ii) of the occurrence of a Default or Event of Default, (iii) of the institution of any litigation involving claim against any Loan Party equal to or greater than $5,000,000 with respect to any single cause of action, or (iv) of any regulatory proceeding which, if determined adversely to such Loan Party, would reasonably be expected to have a Material Adverse Effect, a Responsible Officer of Company will deliver an Officer's Certificate to Lenders specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of any such Default or Event of Default, or specifying the details of such proceeding or litigation and what action, if any, such Loan Party has taken, is taking or proposes to take with respect thereto;

         (f) promptly, but in any event within fifteen calendar days, after any Loan Party obtains knowledge thereof, if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in section 4043 of ERISA) (other than a "reportable event" not subject to the provisions for thirty-day notice to the PBGC under the regulations issued under section 4043 of ERISA) with respect to any Material Plan (hereinafter defined) which may reasonably be expected to constitute grounds for a termination of such Material Plan under Title IV of ERISA, or knows that the plan administrator of any Material Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is (or may become) in reorganization or partitioned, is (or may become) insolvent or has been (or may be) terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Material Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Material Plan under section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Material Plan pursuant to section 4063 of ERISA (or an event is deemed under section 4062(e) of ERISA to be a withdrawal under section 4063); (vii) fails to timely make any required payment(s) or contribution(s) to any Plan(s) or Multiemployer Plan(s) or in respect of any Benefit Arrangement(s) in an amount individually or in the aggregate in excess of $5,000,000 or makes any amendment(s) to any Plan(s) which could result in the imposition of a lien(s) or the posting of a bond(s) or other security under ERISA or the Code in an amount individually or in the aggregate in excess of $5,000,000, a statement of the chief financial officer of such Loan Party reasonably describing such event and the action which such Loan Party or applicable member of the ERISA Group has taken, is taking or proposes to take with respect to such event; (viii) engages in one or more prohibited transactions (as defined in section 406 of ERISA or section 4975 of the Code) or receives notice of a claim or claims involving one or more violations of fiduciary duties under ERISA which individually or in combination could result in a liability in excess of $5,000,000, a statement of the chief financial officer of such Loan Party reasonably describing such event of notice and the action which such Loan Party or applicable member of the ERISA Group has taken, is taking or proposes to take with respect thereto; or (ix) receives any proposed unfavorable determination letter (or notice proposing to revoke a favorable letter) from the Internal Revenue Service regarding the qualification of a Plan under section 401(a) of the Code, a copy of such notice (for purposes of this paragraph (f), a "Material Plan" is one or more Plans, Multiemployer Plans and/or Benefit Arrangements (individually or collectively) with respect to which a Loan Party and/or one or more members of the ERISA Group has incurred or can be reasonably expected to incur liabilities, whether or not current, in excess of $5,000,000); and

         (g) with reasonable promptness, such other information respecting the business, financial condition or results or operations of Loan Parties as Lenders may reasonably request.

         Together with each delivery of financial statements required by clause
(b) above, Company will deliver a Compliance Certificate signed by a Financial Officer of Company demonstrating (with computations in reasonable detail) compliance by Loan Parties with the provisions of Section 5.12(b)(i), Section 5.14(h), and Sections 5.15 through Section 5.18 and stating that there exists no Event of Default or a Default, or, if any Event of Default or a Default exists, specifying the nature and period of existence thereof and what action, if any, Loan Parties propose to take or cause to be taken with respect thereto; provided, however, the certification as to whether a Default or Event of Default is a result of the representation contained in Section 4.02 may be to the knowledge of a Financial Officer, after due inquiry has been made by such Financial Officer.

         5.02. Inspection of Property; Books and Records. (a) Each Loan Party covenants that it will permit or cause to be permitted any Person designated by any Lender to examine and inspect any properties of Loan Parties, to examine and inspect and take extracts from the corporate books and financial records of Loan Parties and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of such Loan Party and (with the prior written consent of the Controller of Company, which consent shall not be unreasonably withheld) the certified public accountants of Company, all at such reasonable times and as often as any Lender may reasonably request. During such visits and inspections such Person will comply with Loan Parties' normal safety and security procedures which have been made available to such Person in writing or as to which such Person has been apprised prior to such visit or inspection.

         (b) Company will keep or cause to be kept, adequate records and books of account on a consolidated basis in which complete entries are to be made reflecting the business and financial transactions of it and the other Loan Parties and as required by applicable rules and regulations of any Tribunal having jurisdiction over Company or any such Loan Party or the transactions contemplated by this Agreement. Such books of account shall be kept in a manner consistent with GAAP;

         5.03.   Subordinated Debt.

         (a) No Loan Party shall make any payment or distribution of cash or other property on account of the purchase, redemption or other acquisition or retirement of any Subordinated Debt or the setting aside or payment to a trustee of money with respect to any Subordinated Debt, provided, so long as no Default or Event of Default shall exist prior to or immediately after giving effect to such payment or distribution, Company may make

                 (i) distributions of its common stock, on account of its Subordinated Debt, including, without limitation, Company exercising any rights of conversion or redemption; and

                 (ii) mandatory payments of cash on account of the payment of interest thereon on the regularly scheduled due dates therefor.

         (b) No Loan Party will materially amend or otherwise materially modify any provision of its Subordinated Debt without the prior written consent of Lenders.

         5.04. Payment of Taxes and Claims. Each Loan Party covenants that it will pay or discharge all Taxes imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by Law have or may become a Lien upon any of its property or assets, provided that no such Tax or claim need be paid or discharged (a) while the same is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such accrual or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor or (b) if the aggregate amount of all such unpaid Taxes and claims for all Loan Parties does not exceed $5,000,000 (without regard to whether such Taxes and claims under this clause (b) are being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall be required by GAAP, have been made); provided, further, that clauses (a) and (b) of this Section 5.04 shall apply only if Company otherwise complies with Section 5.11.

         5.05.   Maintenance of Properties; Insurance.

         (a) Each Loan Party will maintain or cause to be maintained in good repair, working order and condition, all property materially necessary for the operation of the business of such Loan Party and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof; and

         (b) Each Loan Party will maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to their property and business against such liabilities, casualties, risks and contingencies (including business interruption insurance) and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated unless such coverage is not available at commercially reasonable rates for reasons other than the acts or omissions of such Loan Party. Loan Parties shall furnish or cause to be furnished to each Lender (i) at least annually, a summary of all insurance coverage of Loan Parties prepared by an independent insurance broker and (ii) upon request of any Lender during the continuance of any Default or Event of Default, copies of all policies of insurance.

         5.06.   Compliance with Laws.

         (a) Company shall comply with all Laws, the non-compliance with which, when considered alone or together with all non-compliance with such Laws by all such Loan Parties, would reasonably be expected to have a Material Adverse Effect; provided, however, such Loan Party shall have the right to diligently contest any Law so long as (i) the contest is in good faith and by appropriate proceedings and such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and (ii) such contest shall operate to suspend the collection of any disputed amount from any property of such Loan Party and any forfeiture or sale of such property.

         (b) Notwithstanding, and without limitation of the foregoing, each Loan Party shall (i) comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all Environmental Laws, including, without limitation, any such Laws relating to contamination from, or remedial obligations in connection with, any Hazardous Materials, (ii) obtain, where its business is to be changed so it is different than the business presently conducted, all environmental Permits necessary for the conduct of its business as intended to be so conducted, with such Permits obtained prior to such change, (iii) notify each Lender promptly in the event of any actual or alleged noncompliance with any Environmental Laws and (iv) promptly forward to each Lender a copy of any claim, judgment, order, notice, applications for Permits, Permits or other communication or report in connection with any material matter relating to Environmental Law as it may affect any Loan Party or any of their respective assets.

         5.07. Performance of Loan Documents. Each Loan Party will duly and punctually pay and perform their respective obligations under the Loan Documents to which it is a party in accordance with, and without breach of, the terms of each thereof.

         5.08.   Indemnification.

         (a) Loan Parties shall, jointly and severally indemnify and hold harmless each Indemnitee from and against any and all claims, damages and liabilities whatsoever which any Indemnitee may directly or indirectly incur (or which may be claimed against such Indemnitee by any Person or entity whatsoever) by reason of or in connection with (i) this Agreement, Advances or the Letters of Credit (including without limitation the enforcement of this Agreement, the Notes and the other Loan Documents and the defense of such Indemnitee's actions and inactions in connection therewith); (ii) any breach of any Loan Party or any other Person of any warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement, the Notes or any other Loan Document, including all reasonable fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default; and (iii) involvement in any legal suit, investigation, proceeding, inquiry or action as to which any Indemnitee is involved as a consequence, directly or indirectly, of the making of any Advance, the issuance of any Letter of Credit, its execution of this Agreement or the other Loan Documents or any other event or transaction contemplated by any of the foregoing. Nothing in this Section 5.08 is intended to limit the obligations of Loan Parties contained in any other Section of this Agreement. Loan Parties jointly and severally shall pay all expenses (including without limitation fees and disbursements of counsel) reasonably incurred by each Indemnitee in investigating, defending or preparing to defend against any such claim, damage or liability and for all costs of settlement made with the written consent of

Company in connection with any such claim, damage or liability. However, such indemnities shall not apply to any particular Indemnitee (but shall apply to the other Indemnitees) to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such particular Indemnitee. Notwithstanding any provision to the contrary contained herein, no Indemnitee will be indemnified for liability arising in connection with its gross negligence or willful misconduct.

         (b) Without limiting any provision of this Agreement, it is the express intention of the parties hereto that each Indemnitee shall be indemnified and held harmless against any and all losses, liabilities, claims or damages arising out of or resulting from the ordinary, sole or contributory negligence of such Indemnitee. Without prejudice to the survival of any other obligations of Loan Parties under this Agreement, the Notes or the other Loan Documents, the obligations of Loan Parties under this Section 5.08 shall survive the termination of this Agreement.

         5.09.   Legal Existence, Etc.  Except as expressly permitted by
Section 5.12(b), each Loan Party covenants that it will, at all times, preserve and maintain its legal existence, rights, privileges and franchises material to its business and will qualify to do business in any jurisdiction where the failure to do so when considered alone or together with the failure of any or all of the other Loan Parties to do so would reasonably be expected to have a Material Adverse Effect.

         5.10. Ownership of Loan Parties. Company will at all times own and hold the entire legal title to and beneficial interest, either directly or indirectly through one or more intermediaries, in all outstanding shares of all classes of the capital stock or other equity interests of the other Loan Parties.

         5.11. Liens. Loan Parties will not create or otherwise allow any Liens to exist on or otherwise to affect any of its assets, except the following Liens which shall be permitted:

                 (a) Liens imposed by Law, carriers', warehousemen's or mechanics' liens, and liens to secure claims for labor, material or supplies arising in the ordinary course of business, but only to the extent that payment thereof shall not at the time be due or is being contested in good faith by appropriate proceedings diligently conducted and with respect to which appropriate reserves have been set aside in accordance with GAAP, and so long as the enforcement thereof has been stayed and such Liens do not individually or in the aggregate materially impair the value or materially interfere with the use of the property subject thereto or the operation of the usual business of the Loan Parties involved;

                 (b) Deposits or pledges to enable Loan Parties to exercise any privilege or license, deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts (other than those relating to borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business, or in connection with contests, to the extent that payment thereof shall not at the time be due or is being contested in good faith by appropriate proceedings diligently conducted and there have been set aside on its books appropriate reserves with respect thereto and in accordance with GAAP, and so long as the enforcement thereof has been stayed and such Liens do not individually or in the aggregate materially impair the value or materially interfere with the use of the property subject thereto or the operation of the usual business of the Loan Parties involved;

                 (c) Liens arising out of judgments or awards against a Loan Party with respect to which such Person shall be in good faith prosecuting an appeal or a proceeding for review, or Liens incurred by a Loan Party for the purpose of obtaining a stay or discharge of any legal proceeding to which such Person is a party, provided, however, nothing herein is intended to waive any Event of Default that may result from any such judgment, award or proceeding under Section 6.01(i);

                 (d) Liens which relate to Taxes, assessments, levies or other governmental charges which in the aggregate do not exceed $5,000,000, whether contested or otherwise, or Liens which relate to Taxes, assessments, levies or other governmental charges which in the aggregate are greater than $5,000,000, in which latter case, such Taxes, assessments, levies or charges must either (i) not yet be due or (ii) be the subject of a pending contest made in good faith by appropriate proceedings diligently conducted and with respect to which appropriate reserves have been set aside in accordance with GAAP (so long as the enforcement of the Liens with respect to the contested amounts has been stayed and such Liens do not individually or in the aggregate materially impair the operation of the usual business of Loan Parties involved);

                 (e)      Liens covering the cash or deposit accounts of Loan
         Parties;

                 (f) Purchase money Liens having a duration of effectiveness of not longer than forty-five days which are created in connection with the purchase by a Loan Party of any raw materials comprising a part of its inventory, and which are filed in favor of a vendor as part of its payment terms on credit sales of raw materials to a Loan Party;

                 (g) Easements, rights of way, restrictions and other similar encumbrances on the use of real property that do not render title to the property encumbered thereby unmarketable or materially adversely offset the use of such property for its present purposes;

                 (h) Liens which are described on Schedule 5.11 and renewals and extensions thereof, provided such Liens as renewed or extended shall not cover additional assets;

                 (i) Other Liens created to secure Debt incurred solely for the purpose of financing Consolidated Capital Expenditures, whether or not incurred at the time of acquisition, so long as each such Lien shall at all times be confined solely to the asset or assets so financed (and proceeds thereof), and the aggregate amount of Debt incurred during each fiscal year and secured by such Liens does not exceed the aggregate Consolidated Capital Expenditures during such fiscal year;

                 (j) Landlord's Liens covering any part of Loan Parties' assets which secure an amount of past due rent not to exceed $2,000,000 in aggregate amount;

                 (k) Liens granted by a Loan Party upon a customer's obligation payable to such Loan Party and the collateral securing such obligation and including without limitation any chattel paper, document, instrument, account, or general intangible arising therefrom, or necessary or related thereto and all products and proceeds thereof, as a result of the sale or lease of any item of goods, materials, equipment, supplies, merchandise or other personal property of such Loan Party through any type of conditional sales contract, note and security agreement, operating or financing lease, or other form of chattel paper, including without limitation such obligations being financed at Agreement Date or at any time thereafter, by Sanwa Business Credit or any similar lender; or

                 (l) Liens on property of a Loan Party, provided that such Liens secure only obligations owing to another Loan Party.

         5.12.   Mergers, Consolidations and Dispositions.

         (a) Loan Parties will not in any single transaction or series of transactions:

                 (i)      be a party to any merger or consolidation;

                 (ii)     change or modify any of their corporate structures;

                 (iii) sell, transfer, convey or lease (or agree to take any such action) any assets; or

                 (iv) take any action with a view toward dissolution, liquidation, winding up its affairs or termination.

         (b) Notwithstanding the foregoing, so long as no Default or Event of Default would exist after giving effect thereto or would result therefrom:

                 (i) Loan Parties may sell, transfer, convey or lease any asset, except that sales, transfers, conveyances and leases of assets from and after the Agreement Date to Persons who are not Loan Parties, together with the aggregate amount of Investments

         (not including Permitted Portfolio Investments) made pursuant to
         Section 5.14(h) from and after the Agreement Date, shall not at any time exceed 40% of the Consolidated Total Assets, based on the most recent audited financial statements of Company and its consolidated Subsidiaries; provided, however, notwithstanding anything in this
         Section 5.12(b)(i) to the contrary, Loan Parties may, without any restriction or limitation, (A) sell, transfer, convey or lease inventory in the ordinary course of business and (B) sell, transfer, convey or assign Receivables for consideration.

                 (ii) Company may merge into or consolidate with any other Loan Party provided that in each case Company is the survivor;

                 (iii) any Loan Party (other than Company) may merge into or consolidate with any Loan Party (other than Company), provided that Company and its consolidated Subsidiaries are no less creditworthy in the reasonable opinion of Lenders immediately after such merger or consolidation; or

                 (iv) any Loan Party may accomplish a consolidation or merger via a stock for stock transaction, provided, that in each case
         (A) a Loan Party (provided, in the event Company is involved in any such consolidation or merger, Company must be the survivor) is the survivor and (B) the consolidation or merger would not have a Material Adverse Effect.

         (c) Company may, at Company's option, after any Person becomes a direct or indirect Domestic Subsidiary of Company (each such Subsidiary being a "New Subsidiary"), (i) give written notice thereof to Lenders and (ii) deliver or cause to be delivered to Administrative Lender (A) the Assumption Agreement and an amendment to Schedule 4.01 hereto executed by the New Subsidiary and Loan Parties, which has the effect of adding the New Subsidiary as a Loan Party to this Agreement, and, as a guarantor of the Guaranteed Obligations, all in form and substance satisfactory to Lenders, and (B) a copy of the resolutions of the board of directors or similar governing body of such Subsidiary approving the form of the Assumption Agreement and such amendment, their respective execution and delivery, the transactions under this Agreement as amended by such amendment and the guaranteeing of the Guaranteed Obligations by such New Subsidiary hereunder, which copy shall be certified to be a true and complete copy by the Secretary or Assistant Secretary of such New Subsidiary.

         5.13. Transactions with Affiliates. Loan Parties will not enter into any material Investment, transaction, contract or agreement of any kind (except for ordinary and reasonable compensation arrangements for full-time employees of such Person) with any officer, director or holder of any of the outstanding capital stock of such Person or any Affiliate, unless such Investment, transaction, contract or agreement is made (i) upon terms and conditions no less favorable to any Loan Party that is a party thereto than terms and conditions which could have been obtained from wholly independent and unrelated sources, and (ii) in the ordinary course of business of the Loan Party and Affiliate in question; provided, however, nothing in this Section
5.13 shall prohibit sales or transfers of inventory, equipment or any other asset from any

Loan Party to another Loan Party or an Affiliate of a Loan Party in the ordinary course of business that is not otherwise prohibited by this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, no Loan Party shall directly or indirectly transfer or dispose of any of its properties to an Affiliate of such Loan Party or to any other Person with actual intent to delay, defraud or hinder collection or enforcement of any rights of Administrative Lender or any Lender under this Agreement, or otherwise at Law or in equity; and provided, further, that no Loan Party shall directly or indirectly transfer or otherwise dispose of any of its assets in a transaction with an Affiliate of such Loan Party wherein the Loan Party receives less than reasonably equivalent value (as such term is used and construed in Section 548 of the United States Bankruptcy Code) in exchange for such transfer, regardless of the solvency of such Loan Party.

         5.14. Investment. Loan Parties will not make or have any Investment in any Person, or make any commitment to make such Investment, except the following which shall be permitted as stated below:

         (a)     Permitted Portfolio Investments;

         (b) stock or securities received in the settlement of debts (created in the ordinary course of business) or as a premium from a customer;

         (c) travel advances to officers and employees made in the ordinary course of business;

         (d) loans made by Loan Parties in the ordinary course of business to officers and employees not exceeding $1,000,000 at any one time outstanding for all such loans made by all Loan Parties;

         (e) customer obligations and receivables owing to Loan Parties in the ordinary course of business;

         (f) loans made to expatriate officers and employees to compensate or reimburse such Persons for foreign tax obligations, which loans shall not be included for purposes of calculating the amount of loans made under Section 5.14(d);

         (g)     Investments by a Loan Party in any other Loan Party; and

         (h) Investments (not including Permitted Portfolio Investments) in Persons from and after the Agreement Date who are not Loan Parties, together with the aggregate amount of assets sold, transferred, conveyed or leased to Persons from and after the Agreement Date who are not Loan Parties, as provided in Section 5.12(b)(i) (other than asset sales in the ordinary course of business), in an aggregate amount at any time not in excess of 40% of the Consolidated Total Assets, based on the most recent audited financial statements of Company and its consolidated Subsidiaries.

         5.15. Restricted Payments. Loan Parties will not directly or indirectly, declare, order, pay, make or set apart any Restricted Payment unless immediately after, and after giving effect to, the declaring or making, as the case may be, of such Restricted Payment, no Default or Event of Default would exist and the amount of all Restricted Payments made from and after the Agreement Date would not exceed the sum of the following:

         (a)     $10,000,000, plus (or minus in the case of a deficit)

         (b) 50% of Consolidated Net Income (or 100% in the case of a deficit) determined in respect of the single period commencing on January 1, 1995 and ending on the date such Restricted Payment is made, plus

         (c) the aggregate amount of cash proceeds received by the Loan Parties from the sale or issuance of common stock (or the sale or issuance of other Securities at the time such other Securities are subsequently converted into common stock) of any of the Loan Parties to Persons other than another Loan Party after the Agreement Date, net, in each case, of all transaction costs and expenses incurred in connection with such sale or issuance.

         5.16. Limitations on Debt. Loan Parties shall not, as at the last day of each fiscal quarter of Company, permit:

                      (i) Consolidated Senior Debt, determined as of such day, to exceed 35% of Consolidated Capitalization, determined as of such day; or

                      (ii) Consolidated Debt, determined as of such day, to exceed 45% of Consolidated Capitalization, determined as of such day.

         5.17. Minimum Consolidated Net Worth. As at the last day of each fiscal quarter of Company, Consolidated Net Worth shall be at least (a) 80% of Consolidated Net Worth on December 31, 1995 plus (b) the sum of the Fiscal Quarter Increase for all fiscal quarters of Company ended subsequent to December 31, 1995 and on and prior to such date, plus (c) an amount equal to 50% of any increase in shareholders equity of Company pursuant to offerings of equity securities (including as a result of the exercise of employee stock options and warrants or the sale or issuance of Securities subsequently converted into common stock) of Company or any of its Subsidiaries on or after the Agreement Date, plus (d) without duplication, an amount equal to the net worth of any Person that, on or after the Agreement Date, becomes a Subsidiary of Company or is merged into or consolidated with Company or any Subsidiary of Company or substantially all of the assets of which are acquired by Company or any Subsidiary of Company to the extent the purchase price therefor is paid in equity securities of Company or any Subsidiary of Company.

         5.18. Consolidated Funded Debt to Consolidated Excess Cash Flow Ratio. On the last day of each fiscal quarter, Loan Parties will not permit the ratio of Consolidated Funded Debt to Consolidated Excess Cash Flow to exceed 3.25 to 1.

         5.19. Patents, Trademarks and Licenses. Loan Parties shall collectively maintain adequate assets, licenses, patents, copyrights, trademarks, service marks, trade names, Permits and other governmental approvals and authorizations to conduct their respective businesses.

         5.20. Notice of Labor Disputes. Loan Parties shall notify Lenders in writing, promptly upon learning thereof, of any labor union dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of Loan Parties' plants or other facilities, and the expiration or termination of any labor union contract to which any Loan Party is a party or by which any Loan Party is bound or of any negotiations with respect thereto.

         5.21. Nature of Business. Loan Parties shall not make any material change in the nature of its business as carried on at the Agreement Date. Loan Parties shall not make an Investment in any Person whose business is not in the same or similar line of business as the business carried on by Loan Parties at the Agreement Date.

         5.22. Translation. Upon the request of Administrative Lender, Company shall promptly provide to Administrative Lender a written English translation of any document or instrument to be delivered pursuant to any Loan Document, prepared by and certified as to correctness by a Person acceptable to Administrative Lender.


ARTICLE VI.  EVENTS OF DEFAULT AND REMEDIES

         6.01. Events of Default and Remedies. The following events which shall occur and be continuing shall be Events of Default hereunder:

         (a) (i) principal of any Note or any other amount due hereunder (other than amounts due (A) in respect of any drawing after acceleration of the Maturity Date pursuant to Section 6.02 with respect to a Letter of Credit or
(B) in respect of any LIBOR Advance or Eurocurrency Advance at the end of its Interest Period) shall not be paid on the date on which such payment is due,
(ii) any installment of interest of any Note (other than amounts due in respect of any LIBOR Advance or Eurocurrency Advance at the end of its Interest Period) shall not be paid within two Business Days following the date on which such payment is due, (iii) any amount due in respect of any drawing after the Maturity Date with respect to a Letter of Credit shall not be paid within one Business Day following the date on which such payment is due or (iv) any amount due in respect of any LIBOR Advance or Eurocurrency Advance at the end of its Interest Period shall not be paid within three Business Days following the date on which such payment is due; or

         (b) any representation or warranty made by any Loan Party herein or in any document, certificate or financial statement delivered in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be; or





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
         (c) any Loan Party shall fail to perform or observe any covenant contained in Section 5.03 or Sections 5.11 through Section 5.22 of this Agreement; or

         (d) any Loan Party shall fail to perform or observe any other term, covenant (provided that such a failure with respect to a covenant in subsection (i), (ii) or (iii) of Section 5.06(b) shall be an Event of Default only in the event that the failure to comply in the case of subsection (i), the failure to obtain a Permit in the case of subsection (ii) or the noncompliance referenced in subsection (iii) would reasonably be expected to have a Material Adverse Effect) or agreement contained in this Agreement (other than those specified in Section 6.01(a), Section 6.01(b) or Section 6.01(c)), and any such failure shall remain unremedied for 30 calendar days after the earlier of (i) written notice of such failure shall have been given to a Responsible Officer of Company by Administrative Lender or (ii) any Loan Party knows of such failure; or

         (e) (i) any Loan Party shall default in the payment of principal or interest of any Debt having an unpaid principal balance in excess of $10,000,000 (excluding (A) Debt evidenced by the Notes or any other amounts due under the Loan Documents and (B) Debt of the type described in clause (g) of the definition of "Debt" herein) of such Loan Party, when due whether by acceleration or otherwise, beyond any period of grace provided with respect thereto, or (ii) any event shall occur or condition shall exist which gives rise to a default in the performance or observance of any other obligation or condition with respect to any Debt having an unpaid principal balance in excess of $10,000,000 (excluding (A) Debt evidenced by the Notes or any other amounts due under the Loan Documents and (B) Debt of the type described in clause (g) of the definition of "Debt" herein) if the effect of such default results in the holder of such other Debt or any Person acting on such holder's behalf being authorized to (i) accelerate the maturity of such other Debt (or any portion thereof which is greater than $10,000,000) or (ii) require such Loan Party to purchase such other Debt (or any portion thereof which is greater than $10,000,000); or

         (f) any Loan Party shall default in its obligation to pay any dividend respecting its capital stock when due, or to purchase, redeem, retire or otherwise acquire shares of its capital stock; or

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property or assets of such Loan Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of such Loan Party or
(iii) the winding-up or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered; or

         (h) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or for a substantial part of the property or assets of such Loan Party, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
(vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing, or

         (i) a final judgment or judgments for the payment of money shall be entered by a court or courts against any Loan Party and such judgment or judgments remain unstayed or undischarged (or provision shall not be made for such discharge) for a period of 30 days from the date of entry thereof and the aggregate amount of all such judgments against all such Persons exceeds $5,000,000 (net of actual insurance coverage if Administrative Lender receive evidence satisfactory to it that coverage exists); or

         (j) (i) a proceeding shall be commenced to have a trustee appointed, or a trustee shall be appointed, to terminate or administer a Plan under Section 4042(b) of ERISA which proceeding or appointment is, in the reasonable opinion of Lenders, likely to result in the termination of such Plan and to give rise to a material liability of any member(s) of the ERISA Group with respect to such termination, (ii) a notice of intent to terminate a Plan under Section 4041(c) of ERISA is filed with the PBGC, if such termination would give rise to a material liability of any member(s) of the ERISA Group,
(iii) any Multiemployer Plan is in reorganization or is insolvent and the circumstances are such that, in the reasonable opinion of Lenders, a material liability is likely to be incurred by any member(s) of the ERISA Group, (iv) there is a complete or partial withdrawal from a Multiemployer Plan that subjects any member(s) of the ERISA Group to a material liability, (v) any member(s) of the ERISA Group shall fail to pay an amount or amounts aggregating in excess of $10,000,000 which it (or they) shall have become liable to pay to or with respect to one or more Plans, Multiemployer Plans and/or Benefit Arrangements, (vi) a waiver of the minimum funding standard under section 412 of the Code or an extension of any amortization period thereunder is requested by any member(s) of the ERISA Group with respect to a Plan that has "unfunded benefit liabilities," within the meaning of Section 4001(a)(18) of ERISA, in excess of $10,000,000, (vii) any member(s) of the ERISA Group shall have any liability for health benefits pursuant to a group health plan to any group of employees or former employees beyond their retirement or other termination of service, other than coverage mandated by Part 6 of Subtitle B of Title I of ERISA or coverage that can be unilaterally terminated by the member(s) of the ERISA Group at any time without resulting in a material liability, (viii) any member(s) of the ERISA Group or any of its (or their) agents or representatives shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor and such prohibited transaction subjects any member(s) of the ERISA Group to a material liability, or (ix) more than one or any combination of the events or conditions described in (i) through (viii) above shall occur or exist (determined without regard to whether each such event or condition taken alone would result in a material liability) and such events or conditions in the aggregate result in a material liability to any member(s) of the ERISA Group (for purposes of this Section 6.01(j), an obligation or liability shall be considered material if it equals or exceeds $10,000,000);

         (k) Any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall own, directly or indirectly, beneficially or of record 50% or more of any class of the Voting Stock of Company; or

         6.02. Remedies. If an Event of Default shall have occurred and shall be continuing:

         (a) With the exception of an Event of Default specified in Section 6.01(a), Section 6.01(g) or Section 6.01(h), Administrative Lender shall, upon the direction of the Required Lenders, by notice to Company terminate the Commitment and/or declare the principal of and interest on the Advances and all other Obligations (including the aggregate amount of the Reimbursement Obligations outstanding at such time) to be forthwith due and payable without presentation, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind (other than notice as expressly provided herein), all of which are hereby expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding.

         (b)     Upon the occurrence of an Event of Default specified in
Section 6.01(a), Administrative Lender shall, upon direction of the Determining Lenders, by notice to Company terminate the Commitment and/or declare the principal of and interest on the Advances and all other Obligations (including the aggregate amount of the Reimbursement Obligations outstanding at such time) to be forthwith due and payable without presentation, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind (other than notice as expressly provided herein), all of which are hereby expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding.

         (c)     Upon the occurrence of an Event of Default specified in
Section 6.01(g) or Section 6.01(h), the principal of and interest on the Advances and all other Obligations (including the aggregate amount of the Reimbursement Obligations outstanding at such time) shall thereupon and concurrently therewith become due and payable and the Commitment shall forthwith terminate, all without any action by Administrative Lender, any Lender or any holders of the Notes and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding.

         (d) Loan Parties recognize that notwithstanding any termination of the Commitment pursuant to Section 6.02(a), Section 6.02(b) or Section 6.02(c), the obligation of Issuing Bank

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to fund draws against Letters of Credit outstanding on the Maturity Date, as accelerated pursuant to the said Section 6.02, shall continue until expiration of each such Letter of Credit. In consideration of the agreement of Lenders to not require that Loan Parties provide cash collateral to secure the Reimbursement Obligations in respect of the Letters of Credit outstanding on the Maturity Date, as so accelerated, Loan Parties hereby unconditionally and irrevocably agree that upon any acceleration of the Obligations pursuant to
Section 6.02(a), Section 6.02(b) or Section 6.02(c), the aggregate amount of the Reimbursement Obligations outstanding at such time shall be immediately due and payable in full.

                 To the extent that amounts received by Administrative Lender and Lenders in the exercise of their post- default rights granted to them under the Loan Documents and under Applicable Law exceed the unpaid Obligations (other than the outstanding Reimbursement Obligations), such excess, up to an amount equal to the aggregate amount of the Reimbursement Obligations, shall be deposited in a deposit account maintained by Administrative Lender (the "Reimbursement Obligation Account"). Title to, and ownership of, the Reimbursement Obligation Account shall be in and for the benefit of Lenders and the Reimbursement Obligation Account shall be under the sole dominion and control of Administrative Lender. Except as set forth herein, no Loan Party shall have any interest or right with respect to the Reimbursement Obligation Account. Administrative Lender, as draws are made against Letters of Credit, shall apply the funds in the Reimbursement Obligation Account to the unpaid Obligations then outstanding. After all Letters of Credit have been funded or expired by their terms, and all unpaid Obligations then outstanding have been paid in full, Administrative Lender shall refund any amount remaining in the Reimbursement Obligation Account to Company. Loan Parties acknowledge that (i) if the Letters of Credit outstanding on the Maturity Date are not extended beyond their respective expiration dates in effect on the Maturity Date, such Letters of Credit will be drawn upon on or prior to their respective expiration dates, (ii) Issuing Bank will not extend the expiration date of any Letter of Credit outstanding on the Maturity Date, (iii) as a result of clauses (i) and
(ii) immediately preceding, the Reimbursement Obligations of Company will be a fixed amount in the aggregate amount of the Letters of Credit outstanding on the Maturity Date and not a contingent amount and (iv) as a result of clauses
(i), (ii) and (iii) immediately preceding, no provision herein shall be deemed to be a confession of judgment.

         (e) Subject to the terms and provisions of the Loan Documents, Administrative Lender and Lenders may exercise all of the post-default rights granted to them under the Loan Documents or under Applicable Law.

         (f) The rights and remedies of Administrative Lender and Lenders hereunder shall be cumulative, and not exclusive.

         6.03. Injunctive Relief. Loan Parties recognize that in the event they fail to perform, observe or discharge any of their obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to Lenders; therefore, Loan Parties agree that Lenders, if Lenders so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Lenders recognize that in the event it fails to perform, observe or discharge any of their obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to Loan Parties; therefore, Lenders agree that Loan Parties shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.


ARTICLE VII.  GUARANTY

         7.01. Guaranty. In consideration of the Commitment, Guarantors hereby absolutely, unconditionally and irrevocably, jointly and severally guarantee the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Obligations (including, without limitation, interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to Company under any Debtor Relief Law), fees, commissions, expenses (including reasonable attorneys' fees and expenses) or otherwise, and all reasonable costs and expenses, if any, incurred by Administrative Lender, Issuing Bank and Lenders in connection with enforcing any rights under this Guaranty (all such obligations being the "Guaranteed Obligations"), and agree to pay any and all reasonable expenses incurred by Administrative Lender, Issuing Bank and Lenders in enforcing this Guaranty. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from Company or any other action, occurrence or circumstance whatsoever.

         7.02. Continuing Guaranty. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, the Notes and the other Loan Documents. Each Guarantor agrees that the Guaranteed Obligations and Loan Documents may be extended or renewed, and Advances repaid and reborrowed in whole or in part, without notice to or assent by such Guarantor, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal, restatement, or other alteration of any Guaranteed Obligations or Loan Documents, or any repayment and reborrowing of Advances. The obligations of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

         (a) any increase, restatement, extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed Obligations;

         (b) any restatement, extension, renewal, amendment, modification, rescission, waiver or release in respect of any Loan Documents;

         (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights or remedies with respect to, any direct or indirect security for any Guaranteed Obligations, including the release of any other Guarantor or other Loan Party;

         (d) any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting any Loan Party or any of their respective assets; or

         (e) the existence of any claim, defense, set-off or other rights or remedies which such Guarantor at any time may have against any other Loan Party, whether in connection with this Guaranty, the Loan Documents, the transactions contemplated thereby or any other transaction.

         7.03. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Obligations, Administrative Lender, Issuing Bank, or any Lender is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds, or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over Administrative Lender, Issuing Bank, or any Lender or any of its properties, or (ii) any settlement or compromise of any such claim effected by Administrative Lender, Issuing Bank, or any Lender with any such claimant (including Company), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of the Notes or any other instrument evidencing any Guaranteed Obligations or otherwise; and Guarantors, jointly and severally, shall be liable to pay Administrative Lender, Issuing Bank, or such Lender, and hereby do indemnify Administrative Lender, Issuing Bank, and such Lender and hold it harmless for the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by Administrative Lender, Issuing Bank, and such Lender in the defense of any claim made against it that any payment or proceeds received by Administrative Lender, Issuing Bank, and such Lender in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this Section 7.03 shall survive the termination of this Guaranty, and any satisfaction and discharge of Company by virtue of any payment, court order or any Law.

         7.04. Waiver of Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any set-off or application by Administrative Lender, Issuing Bank, or any Lender of any security or of any credits or claims, no Guarantor will assert or exercise any rights of Administrative Lender, Issuing Bank, or any Lender or of such Guarantor against Company to recover the amount of any payment made by such Guarantor to Administrative Lender, Issuing Bank, or any Lender hereunder by way of subrogation, reimbursement, contribution, indemnity, or otherwise arising by contract or operation of Law, and such Guarantor shall not have any right of recourse to or any claim against assets or property of Company, whether or not the obligations of Company have been satisfied, all of such rights being herein expressly waived by such Guarantor. Each Guarantor agrees not to seek contribution or indemnity or other recourse from any other Loan Party or other Person. If any amount shall nevertheless be paid to a Guarantor by any other Loan Party or another Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of Administrative Lender, Issuing Bank, and Lenders and shall forthwith be paid to Administrative Lender to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this Section 7.04 shall survive the termination of this Guaranty, and any satisfaction and discharge of Company by virtue of any payment, court order or any Law.

         7.05. Subordination. If any Guarantor becomes the holder of any indebtedness payable by Company, each Guarantor hereby subordinates all indebtedness owing to it from Company to all indebtedness of Company to Administrative Lender, Issuing Bank, and Lenders, and agrees that upon the occurrence and continuance of a Default or an Event of Default, it shall not accept any payment on the same until payment in full of the obligations of Company under this Agreement, the Notes and all other Loan Documents, and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to a Guarantor by Company prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of Administrative Lender, Issuing Bank, and Lenders and shall forthwith be paid to Administrative Lender to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

         7.06. Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand of payment, notice of intent to accelerate, notice of acceleration, notice of dishonor or nonpayment and any requirement that Administrative Lender, Issuing Bank, or any Lender institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that Administrative Lender, Issuing Bank, or any Lender protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral (it being the intention of Administrative Lender, Issuing Bank, and each Lender and each Guarantor that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for Administrative Lender, Issuing Bank, or any Lender, in order to enforce any payment by any Guarantor hereunder, to institute suit or exhaust its rights and remedies against any Loan Party or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. Each Guarantor hereby expressly waives each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including, without limitation, any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. Each Guarantor hereby waives marshaling of assets and liabilities, notice by Administrative Lender, Issuing Bank, or any Lender of any indebtedness or liability to which Administrative Lender, Issuing Bank, or any Lender applies or may apply any amounts received by Administrative Lender, Issuing Bank, or any Lender, and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Guaranteed Obligations. Each Guarantor expressly waives, to the extent permitted by Applicable Law, the benefit of any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

         7.07. Full Force and Effect. This Guaranty is a continuing guaranty of payment and shall remain in full force and effect until final payment in full after the Maturity Date of the Obligations of all Loan Parties under this Agreement, the Note and all other Loan Documents and all other amounts payable under this Guaranty.

         7.08.   Enforceability.  Notwithstanding any other provision of this
Article VII, if any one or more provisions of this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby. If at any time any portion of the obligations of Guarantors under this Guaranty shall be determined by any Tribunal to be invalid, unenforceable or avoidable, the remaining portion of the obligations of Guarantors under this Guaranty shall not in any way be affected, impaired, prejudiced or disturbed thereby and shall remain valid and enforceable to the fullest extent permitted by Applicable Law. If at any time all or any portion of the obligation of Guarantors under this Guaranty would otherwise be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable under Section 548 of the United States Bankruptcy Code or under a similar Debtor Relief Law of any jurisdiction, then notwithstanding any other provisions of this Guaranty to the contrary such obligation or portion thereof of Guarantors under this Guaranty shall be limited to the greatest of (a) the value of any quantifiable economic benefits accruing to Guarantors as a result of this Guaranty, (b) an amount equal to 95% of the excess on the date the relevant liabilities were incurred of the present fair saleable value of the assets of Guarantors over the amount of all liabilities of Guarantors, contingent or otherwise, and (c) the maximum amount for which this Guaranty is determined to be enforceable under Applicable Law.


ARTICLE VIII.  CHANGES IN CIRCUMSTANCES

         8.01.   LIBOR Basis or Eurocurrency Basis Determination Inadequate.
If with respect to any proposed LIBOR Advance or Eurocurrency Advance for any Interest Period, any Lender determines in good faith that (a) deposits in Dollars or a Eurocurrency (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or (b) the LIBOR Basis or Eurocurrency Basis for such proposed LIBOR Advance or Eurocurrency Advance, respectively, does not adequately cover the cost to such Lender of making and maintaining such proposed LIBOR Advance or Eurocurrency Advance for such Interest Period, such Lender shall forthwith give notice thereof to Company, whereupon until such Lender notifies Company that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances or Eurocurrency Advance, as appropriate, shall be suspended.

         8.02. Illegality. If any Applicable Law, or any change therein or adoption thereof, or interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office or Eurocurrency Lending Office) with any request or directive (whether or not having the force of law) of any such Tribunal, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office or Eurocurrency Lending Office) to make, maintain or fund its LIBOR Advances or Eurocurrency Advances, such Lender shall so notify Company, Administrative Lender. Before giving any notice to Company pursuant to this Section 8.02, the notifying Lender shall designate a different LIBOR Lending Office, Eurocurrency Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article II, Company shall repay in full the then outstanding principal amount of each LIBOR Advance or Eurocurrency Advance owing to the notifying Lender, together with accrued interest thereon, on either (a) the last day of the Interest Period applicable to such Advance, if such Lender may lawfully continue to maintain and fund such Advance to such day, or (b) immediately, if such Lender may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each affected LIBOR Advance or Eurocurrency Advance owing to such Lender along with any reimbursement required under Section 2.09, notwithstanding anything contained in Article II, Company shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such repayment.

         8.03.   Increased Costs.

         (a) If any Applicable Law, or any change in or adoption of any Law, or any interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office or Eurocurrency Lending Office) with any request or directive (whether or not having the force of law) or any such Tribunal, central bank or compatible agency:

                 (i) shall subject a Lender (or its LIBOR Lending Office or Eurocurrency Lending Office) to any Tax (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its Eurocurrency Advances or its obligation to make LIBOR Advances or Eurocurrency Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office or Eurocurrency Lending Office) of the principal of or interest on its LIBOR Advances or Eurocurrency Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make LIBOR Advances or Eurocurrency Advances (except for changes in the rate of tax on the overall net income, net worth or capital of such Lender and franchise taxes, doing business taxes or minimum taxes imposed upon such Lender); or

                 (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System);

         special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or Eurocurrency Lending Office or shall impose on such Lender (or its LIBOR Lending Office or Eurocurrency Lending Office) or on the United States market for certificates of deposit, the London interbank market or the Eurocurrency Interbank Market any other condition affecting its LIBOR Advances or its Eurocurrency Advances or its obligation to make such Advances;

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office or its Eurocurrency Lending Office) of making or maintaining any LIBOR Advances or Eurocurrency Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office or its Eurocurrency Lending Office) with respect thereto, by an amount reasonably deemed by a Lender to be material, then, within fifteen days after demand by a Lender, Company shall pay to such Lender such additional amount as will reasonably compensate such Lender for such increased costs or reduced amounts, subject to Section 10.09. The affected Lender will as soon as practicable notify Company of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 8.03 and will designate a different LIBOR Lending Office or Eurocurrency Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the affected Lender made in good faith, be disadvantageous to such Lender.

         (b)     A certificate of any Lender claiming compensation under this
Section 8.03 and setting forth the additional amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of demonstrable error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. If a Lender demands compensation under this Section 8.03, Company may at any time, upon at least five Business Days' prior notice to such Lender, after reimbursement to such Lender by Company in accordance with this Section 8.03 of all costs incurred, prepay in full the then outstanding LIBOR Advances or Eurocurrency Advance, as appropriate, of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.09. Concurrently with prepaying such LIBOR Advances or Eurocurrency Advances, as appropriate, made by Lenders, Company may borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such prepayment.

         8.04. Base Rate Advances Rather than LIBOR Advances or Eurocurrency Advances. If notice has been given pursuant to Section 8.01, 8.02 or 8.03 suspending the obligation of a Lender to make LIBOR Advances or Eurocurrency Advances, as appropriate, or requiring LIBOR Advances or Eurocurrency Advances, as appropriate, of a Lender to be repaid or prepaid, then, unless and until such Lender notifies Company that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender to Company as LIBOR Advances or Eurocurrency Advances, as appropriate, shall be made instead as Base Rate Advances.

         8.05. Capital Adequacy. If either (a) the introduction of or any change in or in the interpretation of any Law or (b) compliance by a Lender with any Law or any guideline or request from any central bank or other Tribunal (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender, and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's commitments or Advances hereunder and other commitments or advances of such Lender of this type, then, upon demand by such Lender, subject to Section 10.09, Company shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances, to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's commitment hereunder. A certificate as to such amounts submitted to Company by a Lender hereunder, shall, in the absence of demonstrable error, be conclusive and binding for all purposes. The failure of any Lender to demand compensation hereunder shall not constitute a waiver of such Lender's rights to demand such compensation. Without prejudice to the survival of any other obligations of Company hereunder, the obligations of Company under this Section 8.05 shall survive the payment of the Obligations and termination of this Agreement.


ARTICLE IX.  AGREEMENT AMONG LENDERS

         9.01.   Agreement Among Lenders.  Lenders agree among themselves that:

         (a) Administrative Lender. Each Lender hereby appoints Administrative Lender as its nominee in its name and on its behalf, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Documents; to, except as otherwise expressly set forth herein, take such action as may be requested by Determining Lenders or the Required Lenders, as appropriate, provided that, unless and until Administrative Lender shall have received such requests, Administrative Lender may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of Lenders; to arrange the means whereby the proceeds of the Advances of Lenders are to be made available to Company; to distribute promptly to each Lender information, requests and documents received from any Loan Party, and each payment (in like funds received) with respect to any of such Lender's Advances, fee or other amount; and to deliver to any Loan Party requests, demands, approvals and consents received from Lenders. Administrative Lender agrees to promptly distribute to each Lender, at such Lender's address set forth on
Schedule 2.11 information, requests, documents and payments received from any Loan Party.

         (b) Replacement of Administrative Lender. Should Administrative Lender or any successor Administrative Lender ever cease to be a Lender hereunder, or should Administrative Lender or any successor Administrative Lender ever resign as Administrative Lender, or should Administrative Lender or any successor Administrative Lender ever be removed with cause by Determining Lenders, then the Lender appointed by the other Lenders, with the consent of

Company, shall forthwith become Administrative Lender, and Company and Lenders shall execute such documents as any Lender may reasonably request to reflect such change. Any resignation or removal of Administrative Lender or any successor Administrative Lender shall become effective upon the appointment by Lenders, with the consent of Company, of a successor Administrative Lender; provided, however, that if Lenders fail for any reason to appoint a successor within sixty days after the resigning Administrative Lender's giving notice of resignation or Determining Lenders' removal of Administrative Lender, Administrative Lender or any successor Administrative Lender (as the case may be) may, on behalf of Lenders, appoint a successor Administrative Lender, which shall be a commercial bank organized under the Laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $10,000,000, and the resigning Administrative Lender shall thereafter have no obligation to act as Administrative Lender hereunder.

         (c) Expenses. Each Lender shall pay its pro rata share, based on its Sharing Ratio, of any expenses paid by Administrative Lender directly and solely in connection with any of the Loan Documents if Administrative Lender does not receive reimbursement therefor from other sources within sixty days after the date incurred, unless payment of such fees is being diligently disputed by such Lender or Company in good faith. Any amount so paid by Lenders to Administrative Lender shall be returned by Administrative Lender pro rata to each paying Lender to the extent later paid by Company or any other Person on Company's behalf to Administrative Lender.

         (d) Delegation of Duties. Administrative Lender may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

         (e) Reliance by Administrative Lender. Administrative Lender and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected Administrative Lender. Administrative Lender may, in its reasonable judgment, deem and treat the payee of any Note as the owner thereof for all purposes hereof.

         (f) Limitation of Administrative Lender's Liability. Neither Administrative Lender nor any of its Affiliates, officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or wilful misconduct. Except as aforesaid, Administrative Lender shall not be under any duty to enforce any rights with respect to any of the Advances, Letters of Credit, or any security therefor. Administrative Lender shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against loss, cost, liability and expense. Administrative Lender shall not be responsible in any manner to any Lender or Issuing Bank for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Documents, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Documents, or be under any obligation to any Lender or Issuing Bank to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Documents on the part of any Loan Party. To the extent not reimbursed by Loan Parties, each Lender hereby jointly and severally indemnifies and holds harmless Administrative Lender, pro rata according to its Sharing Ratio, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and/or disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by Administrative Lender (in its capacity as Administrative Lender and not as a Lender or Issuing Bank) in any way with respect to any Loan Documents or any action taken or omitted by Administrative Lender (in its capacity as Administrative Lender and not as a Lender or Issuing Bank) under the Loan Documents (including any negligent action of Administrative Lender), except to the extent the same result from gross negligence or wilful misconduct by Administrative Lender. The obligations of Loan Parties and Lenders under this Section 9.01(h) shall survive termination of this Agreement and any resignation or removal of Administrative Lender.

         (g) Liability Among Lenders. No Lender shall incur any liability (other than the sharing of expenses and other matters specifically set forth herein and in the other Loan Documents) to any other Lender, except for acts or omissions in bad faith.

         (h) Rights as Lender. With respect to its obligations in respect of the Commitment, the Advances made by it and Note issued to it, Administrative Lender and Issuing Bank shall have the same rights as a Lender and may exercise the same as though it were not Administrative Lender or Issuing Bank and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Administrative Lender and Issuing Bank in their respective individual capacities. Administrative Lender, Issuing Bank or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, Company and any of its Affiliates, and any Person who may do business with or own securities of Company or any of its Affiliates, all as if Administrative Lender and Issuing Bank were not Administrative Lender or Issuing Bank, respectively, hereunder and without any duty to account therefor to Lenders.

         9.02. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Lender, Issuing Bank or any other Lender and based upon the financial statements referred to in Sections 4.04, 5.01(a) and 5.01(b), and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Lender, Issuing Bank or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.


ARTICLE X.  MISCELLANEOUS

         10.01.  Notices.

         (a) All notices and other communications under this Agreement shall be in writing (including telecopy) and shall be deemed to have been given on the date personally delivered or sent by telecopy, or three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, or one day after being delivered to the telegraph office or sent out by telex addressed to the party to which such notice is directed at its address determined as provided in this Section 10.01. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

              (i) If to Company, to it or if to any other Loan Party, to it in care of Company, in each case, at:

                         DSC Communications Corporation
                         1000 Coit Road
                         Plano, Texas 75075
                         Telecopy Number:  (214) 519-2688
                         Attn: Christian J. Ornes, Vice President and Treasurer

             (ii)        If to Administrative Lender or Issuing Bank, at:

                         NationsBank of Texas, N.A.
                         901 Main Street, 67th Floor
                         Dallas, Texas  75202
                         Telecopy Number:  (214) 508-0980
                         Attn: Donald L. Harrison, Jr., Senior Vice President or
                               Brent W. Mellow, Vice President

            (iii) If to a Lender, at its address shown on Schedule 2.11, or if applicable, set forth in its Assignment Agreement.

         (b) Any party hereto may change the address to which notices shall be directed by giving ten days' written notice of such change to the other parties.

         10.02.  Expenses.  Company shall promptly pay:

         (a) all reasonable out-of-pocket expenses of Administrative Lender in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of Advances and the issuance of Letters of Credit hereunder, including, without limitation, the reasonable fees of and the out-of-pocket expenses incurred by Special Counsel;

         (b) all reasonable out-of-pocket expenses and attorneys' fees of Administrative Lender in connection with the administration of the transactions contemplated in this Agreement and the other Loan Documents and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by Lenders relating to this Agreement or the other Loan Documents; and

         (c) (i) all costs, out-of-pocket expenses and attorneys' fees of Administrative Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Documents, which in each case shall include, without limitation, fees and expenses of counsel for Administrative Lender, and administrative fees for Administrative Lender, (ii) after the occurrence of an Event of Default specified in Section 6.01(a), all costs, out-of-pocket expenses and attorneys' fees of each Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Documents, and all costs and out-of-pocket expenses of collection, which in each case shall include, without limitation, fees and expenses of consultants and counsel for each Lender, and (iii) after the occurrence of an Event of Default other than that specified in Section 6.01(a), all non-legal out-of-pocket expenses of each Lender and all attorneys' fees of one counsel acting on behalf of all Lenders incurred for enforcement, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Documents.

         10.03. Waivers. The rights and remedies of Administrative Lender, Issuing Bank, and Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by Administrative Lender, Issuing Bank, or any Lender in exercising any right shall operate as a waiver of such right. Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance and Issuing Bank expressly reserves the right to require strict compliance with the terms of this Agreement in connection with any issuance of a Letter of Credit. In the event that any Lender decides to fund an Advance or Issuing Bank decides to issue a Letter of Credit at a time when a Loan Party is not in strict compliance with the terms of this Agreement, such decision by such Lender or Issuing Bank shall not be deemed to constitute an undertaking by such Lender to fund any further requests for Advances or by Issuing Bank to issue any additional Letters of Credit or preclude Administrative Lender, Issuing Bank or Lenders from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by Administrative Lender, Issuing Bank or Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by Administrative Lender, Issuing Bank or Lenders at variance with the terms of the Agreement such as to require further notice by Administrative Lender, Issuing Bank or Lenders of Administrative Lender's, Issuing Bank's or any Lender's intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of Administrative Lender, Issuing Bank, or any Lender, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not Administrative Lender, Issuing Bank, or any Lender is a party thereto, relating to any Loan Party.

         10.04. Determination by Lenders Conclusive and Binding. Any material determination required or expressly permitted to be made by Administrative Lender, Issuing Bank, or any Lender under this Agreement shall be made in its reasonable judgment and in good faith, and shall when made, absent demonstrable error, be conclusive and binding on all parties.

         10.05. Set-Off. Upon the occurrence and continuance of an Event of Default and acceleration of the Notes and Obligations, each Lender and any subsequent holder of any Note, and any assignee in any Note is hereby authorized by each Loan Party at any time or from time to time to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation debt evidenced by certificates of deposit, in each case whether matured or unmatured) and any other debt at any time held or owing by such Lender or holder to or for the credit or the account of any Loan Party, against and on account of the Obligations and other liabilities of any Loan Party to such Lender or holder, irrespective of whether or not the Lender or holder shall have made any demand hereunder (other than as expressly provided in Section 6.02) and although certain of such obligations and liabilities, or any of them, shall be contingent. Any sums obtained by any Lender or by any assignee or subsequent holder of any Note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder. Each Lender agrees promptly to notify any Loan Party after any such set-off and application by such Lender, but the failure to give such notice shall not affect the validity of such set-off and application.

         10.06.  Assignment.

         (a) No Loan Party may assign or transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of Lenders.

         (b) No Lender shall be entitled to assign its interest in this Agreement, its Notes or its Advances, except as hereinafter set forth.

         (c) Without the consent of Company, any Lender may at any time sell participations in all or any part of its Advances and Reimbursement Obligations (collectively, "Participations") to any banks or other financial institutions ("Participants") provided that neither such Participation nor any agreement relating thereto shall confer on any Person (other than the parties hereto) any right to vote on, approve or sign amendments or waivers, or any other independent benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents, other than the right to vote on, approve, or sign amendments or waivers or consents with respect to items that would result in (i) any increase in the commitment of any Participant; or (ii)(A) the extension of the date of maturity of, or (B) the extension of the due date for any payment of principal, interest or fees respecting, or (C) the reduction of the amount of any installment of principal or interest on or the change or reduction of any mandatory reduction required hereunder, or (D) a reduction of the rate of interest on, the Advances, the Letters of Credit, or the Reimbursement Obligations to which such Participant is entitled; or (iii) the release of security for the Obligations, including without limitation any guarantee, except pursuant to this Agreement; or (iv) the reduction of any fees payable hereunder to which such Participant is entitled. Lenders may, subject to Section 10.13, provide copies of all financial information received from Company to such Participants.

         (d) Each Lender may assign to one or more financial institutions or funds organized under the laws of the United States, or any state thereof, or under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business (each, an "Assignee") its rights and obligations under this Agreement and the other Loan Documents; provided, however, that (i) each such assignment shall be subject to the prior written consent of Administrative Lender and Company, which consent shall not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of such Lender's rights and obligations under this Agreement, (iii) the amount of the Advances and Reimbursement Obligations being assigned pursuant to each such assignment (determined as of the date of the assignment with respect to such assignment) shall in no event be less than the lesser of (A) $10,000,000 (or the Eurocurrency equivalent), or (B) the applicable Lender's portion of the Commitment, (iv) the applicable Lender, Administrative Lender, and applicable Assignee shall execute and deliver to Administrative Lender an Assignment and Acceptance Agreement (an "Assignment Agreement") in substantially the form of Exhibit C, together with the Notes subject to such assignment, (v) the Assignee or the Lender executing the Assignment Agreement as the case may be, shall deliver to Administrative Lender a processing fee of $3,500, and (vi) Administrative Lender shall give Company notice of any proposed assignment no later than thirty days prior to any assignment by any Lender. Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment Agreement, which effective date shall be at least three Business Days after the execution thereof, (A) the Assignee thereunder shall be party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish such rights and be released from such obligations under this Agreement.

         (e) Notwithstanding anything in Section 10.06(d) to the contrary, any Lender may assign and pledge all or any portion of its Advances and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank; provided, however, that no such assignment under this Section 10.06(e) shall release the assignor Lender from its obligations hereunder.

         (f) Upon its receipt of an Assignment Agreement executed by a Lender and an Assignee, and any Note or Notes subject to such assignment, Company shall, within three Business Days after its receipt of such Assignment Agreement, at its own expense, execute and deliver to Administrative Lender, in exchange for the surrendered Notes, new Notes to the order of such Assignee in an amount equal to the portion of the Commitment assigned to it pursuant to such Assignment Agreement and new Notes to the order of the assigning Lender in an amount equal to the portion of the Advances and Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of Exhibit A.

         (g) Any Lender may, in connection with any assignment or proposed assignment pursuant to this Section 10.06, disclose to the Assignee or proposed Assignee, any information relating to Loan Parties furnished to such Lender by or on behalf of any Loan Party.

         (h) Except as specifically set forth in this Section 10.06, nothing in this Agreement or any other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and Assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents.

         (i) Notwithstanding anything in this Section 10.06 to the contrary, no Assignee shall be entitled to receive any greater payment under
Section 2.15 or Section 8.03 than such assigning Lender would have been entitled to receive with respect to the interest assigned to such Assignee.

         10.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         10.08. Severability. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         10.09. Interest and Charges. It is not the intention of any parties to this Agreement to make an agreement in violation of the Laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Maximum Amount. If any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, Loan Parties and Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest,
(b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund to Company the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section 10.09 shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

         10.10. Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

         10.11. Amendment and Waiver. The provisions of this Agreement may not be amended, modified or waived except by the written agreement of Loan Parties and Determining Lenders; provided, however, that no such amendment, modification or waiver shall be made (a) without the consent of all Lenders, if it would (i) increase the Commitment, or (ii) increase the Specified Percentage of any Lender, or (iii) extend the date of maturity of, extend the due date for any payment of principal or interest on, reduce the amount of any principal of or interest on, or reduce the rate of interest on, any Advance or other amount owing under any Loan Documents, or (iv) release any guaranty of the Obligations (except pursuant to this Agreement), or (v) reduce the fees payable hereunder, or (vi) revise this Section 10.11, or (vii) waive the date for payment of any of the Obligations, or (viii) amend the definition of Determining Lenders, or
(ix) amend or waive the provisions of Section 5.03(b) or (x) extend the expiration date of any Letter of Credit beyond the Maturity Date; or (b) without the consent of Administrative Lender, if it would alter the rights, duties or obligations of Administrative Lender; or (c) without the consent of Issuing Bank, if it would alter the rights, duties or obligations of Issuing Bank. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by Administrative Lender and, in the case of an amendment, by Loan Parties.

         10.12. Exception to Covenants. No Loan Party shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

         10.13. Confidentiality. Each Lender and Administrative Lender agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Loan Party pursuant to this Agreement which is identified by any Loan Party as being confidential at the time the same is delivered to Lenders or Administrative Lender, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by Law or judicial process, (b) to counsel for any Lender or Administrative Lender, (c) to bank examiners, auditors or accountants of any Lender, (d) to Administrative Lender or any other Lender, (e) in connection with any litigation involving a Loan Party to which any one or more of Lenders is a party, provided, further, that, unless specifically prohibited by Applicable Law or court order, each Lender shall, prior to disclosure thereof, notify Company of any request for disclosure of any such not-public information (i) by any Tribunal or representative thereof (other than any such request in connection with an examination of such Lender's financial condition by such Tribunal) or (ii) pursuant to legal process, or (f) to any Assignee (or prospective Assignee) so long as such Assignee (or prospective Assignee) agrees to handle such information confidentially.

         10.14.  Judgment.

         (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "Original Currency") into another currency (the "Other Currency") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Lender could purchase the Original Currency with the Other Currency at 11:00 a.m. on the third Business Day preceding that on which final judgment is given.

         (b) The obligation of any Loan Party in respect of any sum due in the Original Currency from it to any Lender or Administrative Lender hereunder or under the Note held by such shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or Administrative Lender (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or Administrative Lender (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or Administrative Lender (as the case may be) in the Original Currency, each Loan Party, jointly and severally, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or Administrative Lender (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or Administrative Lender (as the case may be) in the Original Currency, such Lender or Administrative Lender (as the case may be) agrees to remit to Company such excess.

         10.15. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT

PURSUANT TO ARTICLE 5069-15.10(B), TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 15, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, EACH LOAN PARTY AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS.

         10.16. WAIVER OF CONSUMER RIGHTS. EACH LOAN PARTY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES- CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS, AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, EACH LOAN PARTY VOLUNTARILY CONSENTS TO THIS WAIVER.

         10.17. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH LOAN PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY LOAN DOCUMENT, AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM OR RELATING TO THIS AGREEMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         10.18. FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS SECTION 10.19 IS INCLUDED IN THIS AGREEMENT PURSUANT TO SECTION
26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE.



                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


LOAN PARTIES:                           DSC COMMUNICATIONS CORPORATION,
                                        a Delaware corporation



                                        By:
                                                 ------------------------------
                                                 Christian J. Ornes
                                                 Vice President and Treasurer


                                        DSC FINANCE CORPORATION,
                                        a Delaware corporation



                                        By:
                                                 ------------------------------
                                                 Christian J. Ornes
                                                 Vice President and Treasurer


                                        DSC INTERNATIONAL CORPORATION,
                                        a Delaware corporation



                                        By:
                                                 ------------------------------
                                                 Christian J. Ornes
                                                 Vice President and Treasurer


                                        DSC MARKETING SERVICES, INC.,
                                        a Delaware corporation



                                        By:
                                                 ------------------------------
                                                 Christian J. Ornes
                                                 Vice President and Treasurer

                                        DSC OF PUERTO RICO, INC.,
                                        a Delaware corporation



                                        By:
                                                 ------------------------------
                                                 Christian J. Ornes
                                                 Vice President and Treasurer


                                        DSC TELECOMMUNICATIONS CORPORATION,
                                        a Delaware corporation



                                        By:
                                                 ------------------------------
                                                 Christian J. Ornes
                                                 Treasurer


                                        DSC TELECOM, INC.,
                                        a Nevada corporation



                                        By:
                                                 ------------------------------
                                                 Christian J. Ornes
                                                 Treasurer


                                        DSC TELECOM L.P.,
                                        a Texas limited partnership

                                        By:      DSC TELECOMMUNICATIONS
                                                 CORPORATION, its General
                                                  Partner



                                                 By:
                                                        -----------------------
                                                        Christian J. Ornes
                                                        Treasurer

ADMINISTRATIVE LENDER:                  NATIONSBANK OF TEXAS, NATIONAL
                                        ASSOCIATION, as Administrative Lender



                                        By:
                                                 ------------------------------
                                                 Donald L. Harrison, Jr.
                                                 Senior Vice President


ISSUING BANK:                           NATIONSBANK OF TEXAS, NATIONAL
                                        ASSOCIATION, as Issuing Bank



                                        By:
                                                 ------------------------------
                                                 Donald L. Harrison, Jr.
                                                 Senior Vice President


LENDERS:                                NATIONSBANK OF TEXAS, NATIONAL
                                        ASSOCIATION



                                        By:
                                                 ------------------------------
                                                 Donald L. Harrison, Jr.
                                                 Senior Vice President

                                        THE FIRST NATIONAL BANK OF CHICAGO



                                        By:
                                                -------------------------------
                                                Name:
                                                      -------------------------
                                                Title:
                                                       ------------------------

                                        ABN AMRO BANK N.V. HOUSTON AGENCY

                                        By:      ABN AMRO North America, Inc.,
                                                 as agent



                                                 By:
                                                         ----------------------
                                                         Name:
                                                              -----------------
                                                         Title:
                                                               ----------------



                                                 By:
                                                         ----------------------
                                                         Name:
                                                              -----------------
                                                         Title:
                                                               ----------------

                                        COMMERZBANK AKTIENGESELLSCHAFT,
                                        ATLANTA AGENCY



                                        By:
                                                 ------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------



                                        By:
                                                 ------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------

                                        CORESTATES BANK N.A.



                                        By:
                                                 ------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------

                                   EXHIBIT A

                                      NOTE


                                Dallas, Texas                        May 8, 1996


         FOR VALUE RECEIVED, the undersigned, DSC COMMUNICATIONS CORPORATION, a Delaware corporation ("Company"), HEREBY PROMISES TO PAY to the order of _________________________ ("Lender"), the unpaid principal amount of the Advances (as defined in the Credit Agreement referred to below) made by Lender to Company pursuant to the Credit Agreement, payable at such times, and in such amounts, as are specified in the Credit Agreement. The books and records of Lender shall be prima facie evidence of all sums due Lender, absent demonstrable error.

         Company promises to pay interest on the unpaid principal amount of the Advances from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest in respect of each Advance (i) in Dollars (as defined in the Credit Agreement) are payable in lawful money of the United States of America to Administrative Lender (as defined in the Credit Agreement) (for the account of Lender) at Administrative Lender's principal banking house at 901 Main Street, Dallas, Texas 75202 in immediately available funds, and
(ii) in any currency other than Dollars are payable in such currency at such place as Administrative Lender may direct, in immediately available funds.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Multicurrency Credit Agreement dated as of May 8, 1996 among Company, certain guarantors, NationsBank of Texas, National Association, as Administrative Lender, NationsBank of Texas, National Association, as Issuing Bank, Lender and certain other financial institutions (such agreement, together with all amendments and restatements, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Company and each guarantor, surety and endorser waives demand, presentment, notice of dishonor, protest and diligence in collecting sums due hereunder; agrees that extensions and renewals without limit as to number, acceptance of any number of partial payments, releases of any party liable hereon, and releases or substitutions of collateral, before or after maturity, shall not release or discharge its obligation under this Note. Company agrees that during the full term hereof the maximum lawful interest rate for this Note determined under Texas law shall be the indicated rate ceiling as specified in
Article 5069-1.04 of V.A.T.S. Further, to the extent that any other lawful rate ceiling exceeds the rate ceiling so determined, then the higher rate ceiling shall apply. Chapter 15 of the Texas Credit Code does not apply to this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of Texas.

                                        DSC COMMUNICATIONS CORPORATION



                                        By:
                                                 ------------------------------
                                                 Christian J. Ornes
                                                 Vice President and Treasurer

                                 EXHIBIT B


                             COMPLIANCE CERTIFICATE


NationsBank of Texas, N.A.,
         as Administrative Lender
901 Main Street, 67th Floor
Dallas, Texas  75202

Attention:       Brent Mellow, Vice President                             [DATE]

Dear Sirs:

         Reference is made to the Multicurrency Credit Agreement dated as of May 8, 1996 (the "Credit Agreement") among DSC Communications Corporation (the "Company"), DSC Marketing Services, Inc., DSC Finance Corporation, DSC International Corporation, DSC of Puerto Rico, Inc., DSC Telecommunications Corporation, DSC Telecom, Inc., DSC Telecom, L.P., NationsBank of Texas, N.A., as Administrative Lender, and the Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby delivers to you this Compliance Certificate pursuant to Section 5.01 of the Credit Agreement, and certifies as follows:

                                                                                                          In Compliance
                                                                                                          (Please
                                                                                                          -------
                                                                                                          indicate)
                                                                                                          ---------
 1.       Financial Statements and Reports
          --------------------------------
          (i)       Quarterly unaudited financial statements within 45 days after the end of each of      Yes      No
                    the first three fiscal quarters of each fiscal year (Section 5.01(b)).

          (ii)      Other accounting or financial reports specially requested by any Lender (Section      Yes      No
                    5.01(c)).

          (iii)     All documents disclosed to shareholders or the Securities and Exchange Commission     Yes      No
                    (Section 5.01(d)).
          (iv)      Any required disclosure of certain conditions or events (Section 5.01(e)).            Yes      No

                                                                                                          In Compliance
                                                                                                          (Please
                                                                                                          -------
                                                                                                          indicate)
                                                                                                          ---------
 2.       Section 5.16.  Limitations on Debt.
                         -------------------
          A.  Maximum Consolidated Senior Debt

              (i)   Consolidated Debt

                    (a) Liabilities for borrowed money (whether     $
                        or not evidenced by a promissory note, a     -----------------
                        security or otherwise), including,
                        without limitation, liabilities for
                        borrowed money in respect of banker's
                        acceptances

                    (b) Liabilities for borrowed money secured      $
                        by any Lien existing on property owned       -----------------
                        by such Person (whether or not such
                        liabilities shall have been assumed by
                        such Person, or there shall exist
                        recourse to such Person in respect of
                        such liabilities)

                    (c) Obligations in respect of any Capital       $
                        Leases                                       -----------------

                    (d) The present value of all payments due       $
                        under any arrangement for retention of       -----------------
                        title, any conditional sale agreement or
                        any deferred purchase price of Property
                        or services (other than a Capital Lease)
                        discounted at the implicit rate, if
                        known, with respect thereto or, if
                        unknown, at 8% per annum

                    (e) Any Recourse Obligations                    $
                                                                     -----------------

                                                                                                          In Compliance
                                                                                                          (Please
                                                                                                          -------
                                                                                                          indicate)
                                                                                                          ---------
                    (f) Other obligations that would be deemed      $
                        to be borrowed money liabilities,            -----------------
                        determined in accordance with customary
                        financial practices

                    (g) Obligations in respect of interest rate     $
                        protection and currency exchange rate        -----------------
                        hedge and protection agreements

                    (h) The undrawn maximum face amount of all      $
                        outstanding letters of credit, and,          -----------------
                        without duplication, the outstanding
                        amount of all drafts drawn thereunder

                    (i) All liabilities in respect of unfunded      $
                        vested benefits under Benefit                -----------------
                        Arrangements

                    (j) (i) any Guarantee for any obligation or     $
                        liability of another Person of a type        -----------------
                        described in any of clause (a) through
                        clause (h), inclusive, above or (ii) any
                        obligation in respect of interest rate
                        protection agreements for any obligation
                        or liability of a type described in any
                        of clause (a) through clause (h),
                        inclusive, above

                    (k) Guaranties of Debt referred to in           $
                        Items (g) or (h) above                       -----------------

                    (l) Consolidated Debt [((a) + (b) + (c) +                           $
                        (d) + (e) + (f) + (j)) - (to the extent                          --------------
                        included in (j), (k))]


                                                                                                          In Compliance
                                                                                                          (Please
                                                                                                          -------
                                                                                                          indicate)
                                                                                                          ---------
              (ii)  Consolidated Net Worth (from 3.B(iii) below)    $
                                                                     -----------------
              (iii) Maximum [.35 x ((i) + (ii))]                                        $
                                                                                         --------------

          B.  Actual Consolidated Senior Debt for [DATE]

              (i)   Consolidated Debt (from 2.A(i) above)           $
                                                                     -----------------
              (ii)  Subordinated Debt                               $
                                                                     -----------------

              (iii) Actual [(i) - (ii)]                                                 $                 Yes      No
                                                                                         --------------
          C.  Maximum Consolidated Debt

              (i)   Consolidated Debt (from 2.A(i) above)           $
                                                                     -----------------

              (ii)  Consolidated Net Worth (from 3.B(iii) below)    $
                                                                     -----------------
              (iii) Maximum [.45 x ((i) + (ii))]                                        $
                                                                                         --------------

          D.  Actual Consolidated Debt (from 2.A(i) above)                              $                 Yes      No
                                                                                         --------------
 3.       Section 5.17.  Minimum Consolidated Net Worth

          A.  Minimum

              (i)   80% of Consolidated Net Worth on December 31,   $
                    1995                                             -----------------

              (ii)  The sum of the Fiscal Quarter Increase for      $
                    all fiscal quarters of Company ended             -----------------
                    subsequent to December 31, 1995 and on and
                    prior to such date

                                                                                                          In Compliance
                                                                                                          (Please
                                                                                                          -------
                                                                                                          indicate)
                                                                                                          ---------
              (iii)  50% of increase in stockholder's equity        $
                     pursuant to offerings (including as a           -----------------
                     result of exercise of employee stock
                     options and warrants or issuance of
                     Securities subsequently converted into
                     common stock) after the Agreement Date

              (iv)  Without duplication, the net worth of any       $
                    Person becoming a Subsidiary on or after the     -----------------
                    Agreement Date or substantially all of the
                    assets of which are acquired and paid for in
                    equity securities

              (v)   Minimum [(i) + (ii) + (iii) + (iv)]                                 $
                                                                                         --------------

          B.  Actual
              (i)   Shareholders' equity of Company and its         $
                    consolidated Subsidiaries at such time           -----------------

              (ii)  All minority interests which are Investments    $
                    owned by Company and its consolidated            -----------------
                    Subsidiaries, at such time (excluding
                    (a) unrealized gains or losses from
                    translation adjustments required under GAAP
                    and (b) unrealized gains or losses in
                    connection with the determination of the fair
                    value (as required by GAAP) of Investments)

              (iii) [(i) + (ii)]                                                        $                 Yes      No
                                                                                         --------------
 4.       Section 5.18.  Consolidated Funded Debt to Consolidated
          Excess Cash Flow Ratio

          A.  Maximum for the quarter ending ___________            3.25:1.00

                                                                                                          In Compliance
                                                                                                          (Please
                                                                                                          -------
                                                                                                          indicate)
                                                                                                          ---------
          B.  Actual for the quarter ending ___________

              (i)   Consolidated Funded Debt

                    (a) Capital Leases                              $
                                                                     -----------------

                    (b) Debt created, issued or incurred or         $
                        assumed for money borrowed or for the        -----------------
                        capitalized deferred purchase price of
                        property or services purchased
                        (excluding accounts payable in the
                        ordinary course of business and
                        obligations in respect of undrawn
                        letters of credit)

                    (c) [(a) + (b)]                                                     $
                                                                                         --------------
              (ii)  Consolidated Excess Cash Flow

                    (a) Consolidated EBITDA

                        (1)   Consolidated Income From Continuing   $
                              Operations Before Income Taxes and     -----------------
                              Extraordinary Items

                        (2)   Aggregate amount deducted in          $
                              determining (1) above in respect of    -----------------
                              Consolidated Interest Expense,
                              depreciation and amortization
                              (including the amortization of
                              capitalized software development
                              costs for such period)

                        (3)   [(1) + (2)]                                               $
                                                                                         --------------

                    (b) Consolidated Capital Expenditures           $
                        (excluding expenditures on capitalized       -----------------
                        software development costs)


                                                                                                          In Compliance
                                                                                                          (Please
                                                                                                          -------
                                                                                                          indicate)
                                                                                                          ---------
                    (c) [(a) - (b)]                                                     $
                                                                                         --------------
              (iii) [(i)/(ii)]                                                              to 1        Yes      No
                                                                                        ----
 5.       Sections 5.12(b)(i) and 5.14(h).  Investments and
          Dispositions of Assets

          A.  Maximum

              (i)   Maximum (from and after the Agreement Date)     $
                    40% of Consolidated Total Assets based on        -----------------
                    most recent audited financial statements

          B.  Actual (from and after the Agreement Date)

              (i)   Aggregate amount of Investments to date to      $
                    Persons who are not Loan Parties (not            -----------------
                    including Permitted Portfolio Investments)

              (ii)  Aggregate amount of sales, transfers,           $
                    conveyances or leases of assets to date to       -----------------
                    Persons not Loan Parties outside the ordinary
                    course of business

              Actual [(i) + (ii)]                                                       $                 Yes      No
                                                                                         --------------
 6.       Section 5.15.  Restricted Payments

          A.  Maximum (during term of Agreement)

              (i)   Maximum                                         $10,000,000

              (ii)  50% of Consolidated Net Income (or 100% in      $
                    the case of a deficit) determined in respect     -----------------
                    of a single period commencing January 1, 1995
                    and ending on the date such Restricted
                    Payment is made)


                                                                                                          In Compliance
                                                                                                          (Please
                                                                                                          -------
                                                                                                          indicate)
                                                                                                          ---------
              (iii)  Aggregate amount of cash proceeds              $
                     received from the sale or issuance of           -----------------
                     common stock (or the sale or issuance of
                     other Securities subsequently converted
                     into common stock) of any of the Loan
                     Parties to Persons other than Loan
                     Parties after the Agreement Date, in
                     each case, net of all transaction costs
                     and expenses incurred in connection with
                     such sale or issuance

              (iv)   [(i) + (ii) + (iii)]                                               $
                                                                                         --------------
          B.  Actual

              Aggregate amount to date                                                  $                 Yes      No
                                                                                         --------------

         The undersigned hereby certifies that the above information and computations are true and correct and not misleading as of the date hereof, and that no Default or Event of Default has occurred and is continuing.

         Executed this ________ day of _____________, 19___.

                                        Very truly yours,

                                        DSC COMMUNICATIONS CORPORATION


                                        By:
                                              ---------------------------------
                                              Name:
                                                    ---------------------------
                                              Title:
                                                     --------------------------

                                   EXHIBIT C

                           ASSIGNMENT AND ACCEPTANCE

                          Dated _______________, 199__

         Reference is made to the Multicurrency Credit Agreement dated as of May 8, 1996, among DSC Communications Corporation, each other Loan Party, NationsBank of Texas, National Association, as Administrative Lender, NationsBank of Texas, National Association, as Issuing Bank, and Lenders (the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meaning.

         *[___________________________ ("Assignor")]*[_______________ and
_________________, (singly and collectively, "Assignor")]* and
________________________ ("Assignee") agree as follows:

         1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, a _____% interest in and to all of Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), with respect to such percentage interest in Assignor's Commitment as in effect on the Effective Date, the principal amount of Advances owing to Assignor on the Effective Date, and the Notes held by Assignor, and Assignor's participation in any Letters of Credit and Reimbursement Obligations outstanding on the Effective Date, subject to the terms and conditions of this Assignment and Acceptance.

         2. Assignor (a) represents and warrants that (i) as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $____________ and, as of the date hereof, the outstanding principal amount of the Advances owing to it (without giving effect to assignments thereof which have not yet become effective) is ____________,
(ii) as of the date hereof its participation in Letters of Credit and Reimbursement Obligations (without giving effect to assignments thereof which have not yet become effective) is _____________, and (iii) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other instrument or document furnished pursuant thereto or (ii) the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (c) attaches the Notes referred to in Paragraph 1 above to exchange such Notes for new Notes as follows:

         *[a Note dated ______________, _____, payable to the order of Assignee at the office of Administrative Lender,]*

         *[a Note dated _____________, ____, payable to the order of Assignee at the office of Administrative Lender,]*

         3. Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in Sections 4.04 and 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon Administrative Lender, Issuing Bank, Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (c) appoints and authorizes Administrative Lender to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance as are delegated to Administrative Lender by the terms thereof and hereof, together with such powers as are reasonably incidental thereto and hereto; (d) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance are required to be performed by it as a Lender; [and] (e) specifies the addresses set forth in Schedule I attached hereto as its address for the receipt of notices and as its initial LIBOR Lender Office and Eurocurrency Lending Office, respectively[; and (f) attaches the forms prescribed by the IRS certifying as to Assignee's status for purposes of determining exception from United States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

         4. The effective date for this Assignment and Acceptance shall be __________, ____ (the "Effective Date").

         5. Upon such acceptance as of the Effective Date and upon the remittance of a $3,500 processing fee to Administrative Lender, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance from and after the Effective Date, whenever Administrative Lender shall receive a payment, or whenever Administrative Lender shall make an application of funds, in respect of any aggregate outstanding principal amount of the Advances or in respect of any aggregate amount of interest accrued on the Advances, or in respect of the commitment fee (other than a payment or an application of funds in respect of any amount due and owing to any Lender, Administrative Lender, or Issuing Bank under Sections 2.09, 2.16(g)(iii), 5.08, 8.03, 8.05, or 10.02 of the Credit
Agreement), Administrative Lender shall pay over to each of Lenders an amount equal to (i) such Lender's Pro Rata Share (as defined below) of such aggregate amount of principal, (ii) such Lender's Pro Rata Share of such aggregate amount of interest, and (iii) such Lender's Pro Rata Share of such aggregate amount of the commitment fee.

         The "Pro Rata Share" of any aggregate amount means, with respect to such Lender, the amount equal to the product obtained by multiplying (i) such aggregate amount and (ii) a fraction, the numerator of which is such Lender's Commitment, or after the Advances have been made, the principal amount of the Advances owing to such Lender and the denominator of which is the sum of the Commitments of all of Lenders, or after the Advances have been made, the aggregate principal amount of the Advances owing to all Lenders.

         7. In the event that, after Administrative Lender has paid to any Lender its Pro Rata Share of any such payment received by Administrative Lender, or any such application made by Administrative Lender, such payment or application is rescinded or must otherwise be returned or must be paid over by Administrative Lender for any reason, such Lender shall, upon notice by Administrative Lender, forthwith pay back to Administrative Lender such Lender's Pro Rata Share of the amount so rescinded or so returned or paid over.

         8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America. Without excluding any other jurisdiction, Assignee agrees that the courts of Texas will have jurisdiction over proceedings in connection herewith.

         9.      Assignee's Specified Percentage shall be _____%.

         10. This Assignment and Acceptance may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

                          ASSIGNOR:

                          *[ASSIGNOR]*



                          By:
                              -------------------------------------------------
                                                       ,
                              -------------------------  ----------------------
                              (Print Name)               (Print Title)

                                   ASSIGNEE:

                          *[ASSIGNEE - LENDER]



                          By:
                              -------------------------------------------------
                                                       ,
                              -------------------------  ----------------------
                              (Print Name)               (Print Title)]*


Accepted this ___ day of ____________, ______

NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION, as Administrative Lender



By:
    -----------------------------------------------
                                  ,
    -------------------------  --------------------
    (Print Name)               (Print Title)


ISSUING BANK:

NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION, as Issuing Bank



By:
    -----------------------------------------------
                                  ,
    -------------------------  --------------------
    (Print Name)               (Print Title)

COMPANY:

DSC COMMUNICATIONS CORPORATION



By:
    -----------------------------------------------
                                  ,
    -------------------------  --------------------
    (Print Name)               (Print Title)

                                   Schedule I

                               ASSIGNEE'S ADDRESS



1.       Address for the Advances and Receipt of Notices





2.       Initial LIBOR Lending Office





3.       Initial Eurocurrency Lending Office

                                   EXHIBIT D

                                ADVANCE REQUEST


                                     [Date]



NationsBank of Texas, N.A.,
as Administrative Lender
901 Main Street
13th Floor
Dallas, Texas  75202

Attention:  Gilda Digges

Ladies and Gentlemen:

         The undersigned refers to the Multicurrency Credit Agreement dated as of May 8, 1996, among DSC Communications Corporation, each other Loan Party, NationsBank of Texas, National Association, as Administrative Lender, NationsBank of Texas, National Association, as Issuing Bank, and Lenders (the "Credit Agreement", the capitalized terms defined therein being used herein as therein defined), and hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests ________ Borrowing[s] under the Credit Agreement, and in that connection sets forth below the information relating to [each] such Advance (a "Proposed Borrowing") as required by Section 2.02 of the Credit Agreement:

         Proposed Borrowing:

         (i)     The Business Day of such Proposed Borrowing is _________, 19__.

         (ii) The type of Advance[s] comprising such Proposed Borrowing is [are] [Base Rate Advance[s] [to the extent of an aggregate amount of $__________]] [LIBOR Advance[s] [to the extent of an aggregate amount of $________________]] [Eurocurrency Advance[s] [to the extent of an aggregate amount of ____________]].

         (iii)   The currency of the Proposed Borrowing is _________________.

         (iv)    The aggregate amount of such Proposed Borrowing is _________.

         [(v)    The initial Interest Period for each [LIBOR Advance]
         [Eurocurrency Advance] made as part of such Proposed Borrowing is _________________________.]

         [(vi)   The funds evidencing the Proposed Borrowing should be
         disbursed by you as follows:]

                 The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                 (A) the conditions precedent specified in Sections 3.01 (with respect to the initial Advances) and 3.02(with respect to all Advances) of the Credit Agreement have been satisfied with respect to the Proposed Borrowing and will remain satisfied on the date of such Proposed Borrowing;

                 (B)      the representations and warranties specified in
         Article IV of the Credit Agreement are true and correct in all material respects as though made on and as of such date; and

                 (C) no event has occurred and is continuing or would result from such Proposed Borrowing, which constitutes a Default or Event of Default.

                                        Very truly yours,

                                        DSC COMMUNICATIONS CORPORATION



                                        By:
                                                ------------------------------
                                                              , Vice President
                                                --------------

                                   EXHIBIT E

                             REDENOMINATION NOTICE


                                     [Date]



NationsBank of Texas, N.A.,
Administrative Lender
901 Main Street
13th Floor
Dallas, Texas  75202

Attention:  Gilda Digges

Ladies and Gentlemen:

         The undersigned refers to the Multicurrency Credit Agreement dated as of May 8, 1996, among DSC Communications Corporation, each other Loan Party, NationsBank of Texas, National Association, as Administrative Lender, NationsBank of Texas, National Association, as Issuing Bank, and Lenders (the "Credit Agreement", the capitalized terms defined therein being used herein as therein defined), and hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that the Company requests a Redenomination (as defined in the Credit Agreement) of:

         [The LIBOR Advances comprising the Borrowing originally made on ___________, 19___ and now in the outstanding aggregate amount of [here insert the outstanding aggregate amount of such Advances on the date of this Notice] into the following:

         (i)     The Business Day of such proposed Borrowing is _________, 19__.

         (ii) The type of Advance[s] comprising such proposed Borrowing is [are] [Base Rate Advance[s] [to the extent of an aggregate amount of $__________]] [LIBOR Advance[s] [to the extent of an aggregate amount of $________________]] [Eurocurrency Advance[s] [to the extent of an aggregate amount of ____________]].

         (iii) The amount of accrued interest, if any, comprised in the proposed Borrowing is $________________.

         (iv)    The currency of the proposed Borrowing is _________________.

         (v)     The aggregate amount of such proposed Borrowing is ___________.

         [(vi)   The initial Interest Period for each [LIBOR Advance]
         [Eurocurrency Advance] made as part of such proposed Borrowing is _________________________.]]

         [The Eurocurrency Advances comprising the Borrowing originally made on __________, 19___ and now in the outstanding aggregate amount of [here insert the currency and outstanding aggregate amount of such Advances on the date of this Notice] into the following:

         (i)     The Business Day of such proposed Borrowing is _________, 19__.

         (ii) The type of Advance[s] comprising such proposed Borrowing is [are] [Base Rate Advance[s] [to the extent of an aggregate amount of $__________]] [LIBOR Advance[s] [to the extent of an aggregate amount of $________________]] [Eurocurrency Advance[s] [to the extent of an aggregate amount of ____________]].

         (iii) The amount of accrued interest, if any, comprised in the proposed Borrowing is _________________.

         (iv)    The currency of the proposed Borrowing is _________________.

         (v)     The aggregate amount of such proposed Borrowing is ___________.

         [(vi)   The initial Interest Period for each [LIBOR Advance]
         [Eurocurrency Advance] made as part of such proposed Borrowing is _________________________.]]

         [The LIBOR Advances comprising the Borrowing originally made on ___________, 19___ and now in the outstanding aggregate amount of [here insert the outstanding aggregate amount of such Advances on the date of this Notice] will be repaid in full on the last day of their Interest Period and will not be reborrowed.]

         [The Eurocurrency Advances comprising the Borrowing originally made on ___________, 19___ and now in the outstanding aggregate amount of [here insert the outstanding aggregate amount of such Advances on the date of this Notice] will be repaid in full on the last day of their Interest Period and will not be reborrowed.]

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Redenomination, before and after giving effect thereto:

                 (A)      the representations and warranties specified in
         Article IV of the Credit Agreement are true and correct in all material respects as though made on and as of such date; and

                 (B) no event has occurred and is continuing or would result from such proposed Borrowing, which constitutes a Default or Event of Default.

                                        Very truly yours,

                                        DSC COMMUNICATIONS CORPORATION



                                        By:
                                                -------------------------------
                                                               , Vice President
                                                ---------------

                                   EXHIBIT F

                              ASSUMPTION AGREEMENT


         THIS ASSUMPTION AGREEMENT (the "Agreement") is dated as of _______________, and is made by _________________, a _________ [jurisdiction of organization and form of entity] ("New Subsidiary").


                                  BACKGROUND.

                 DSC Communications Corporation, each other Loan Party, NationsBank of Texas, National Association, as Administrative Lender, NationsBank of Texas, National Association, as Issuing Bank, and Lenders have entered into the Multicurrency Credit Agreement dated as of May 8, 1996 (such agreement, together with each amendment and restatement, the "Credit Agreement"). Section 5.12(c) of the Credit Agreement provides Company the option to add any of its direct or indirect Domestic Subsidiaries as a Loan Party to the Credit Agreement and as a guarantor of the Guaranteed Obligations. Company has exercised such option with respect to the New Subsidiary. New Subsidiary desires to become a Guarantor and each existing Loan Party desires for New Subsidiary to become a Guarantor.


                                   AGREEMENT.

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Administrative Lender, Issuing Bank, each Lender, each Loan Party, and New Subsidiary hereby agree as follows:

         1. Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement.

         2. Without releasing, discharging or otherwise impairing or negating the obligations and/or liabilities of Company or any other Loan Party thereunder or in connection therewith (all of which obligations and liabilities are hereby expressly ratified, confirmed and acknowledged by Company and each Guarantor), New Subsidiary hereby (a) agrees to become, and does hereby become
(i) a Loan Party under the Credit Agreement and bound jointly and severally as a Loan Party under the Agreement and (ii) a Guarantor under the Guaranty and bound jointly and severally as a Guarantor under the Guaranty and (b) assumes all of the obligations, liabilities, duties and agreements of a Loan Party and Guarantor under the Credit Agreement and each other Loan Document.

         3. New Subsidiary hereby represents, warrants, covenants and agrees to and with Administrative Lender, Issuing Bank and each Lender as follows:

                 (a) New Subsidiary shall perform all obligations of a Loan Party and a Guarantor under the Loan Documents; and

                 (b) Each provision of Article IV of the Credit Agreement is incorporated herein by reference and New Subsidiary represents and warrants as to itself each provision of Article IV as of the date hereof.

         4. Each Loan Party (including New Subsidiary) represents and warrants as to itself as follows:

                 (a) The execution, delivery and performance by each Loan Party of this Agreement, have been duly authorized by all necessary corporate action on the part of such Loan Party.

                 (b) This Agreement constitutes, and each other Loan Document will constitute, legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, except as enforcement thereof may be limited by Debtor Relief Laws and general principles of equity (whether applied in a proceeding at law or in equity).

         5. All representations and warranties by each Loan Party herein shall survive delivery of this Agreement and the closing of the transactions contemplated hereby.

         6. This Agreement may be executed by the parties in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         7. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT PURSUANT TO ARTICLE 5069-15.10(B), TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 15, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, EACH PARTY HERETO AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS.

         8. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH LOAN PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER LOAN DOCUMENT,

AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         9. FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS SECTION 9 IS INCLUDED IN THIS AGREEMENT PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE.

         Executed as of the date specified above.


                              NEW SUBSIDIARY:

                              [NEW SUBSIDIARY]



                              By:
                                   --------------------------------------------
                                                            ,
                                   -------------------------  -----------------
                                   (Print Name)               (Print Title)


                              LOAN PARTIES:

                              DSC COMMUNICATIONS CORPORATION



                              By:
                                   --------------------------------------------
                                                            ,
                                   -------------------------  -----------------
                                   (Print Name)               (Print Title)

                              DSC FINANCE CORPORATION



                              By:
                                   --------------------------------------------
                                                            ,
                                   -------------------------  -----------------
                                   (Print Name)               (Print Title)



                              DSC INTERNATIONAL CORPORATION



                              By:
                                   --------------------------------------------
                                                            ,
                                   -------------------------  -----------------
                                   (Print Name)               (Print Title)



                              DSC MARKETING SERVICES, INC.



                              By:
                                   --------------------------------------------
                                                            ,
                                   -------------------------  -----------------
                                   (Print Name)               (Print Title)



                              DSC OF PUERTO RICO, INC.



                              By:
                                   --------------------------------------------
                                                            ,
                                   -------------------------  -----------------
                                   (Print Name)               (Print Title)


                              DSC TELECOMMUNICATIONS CORPORATION


                              By:
                                   --------------------------------------------
                                                            ,
                                   -------------------------  -----------------
                                   (Print Name)               (Print Title)

                              DSC TELECOM, INC.



                              By:
                                   --------------------------------------------
                                                            ,
                                   -------------------------  -----------------
                                   (Print Name)               (Print Title)


                              DSC TELECOM L.P.

                              By:
                                   --------------------------------------------
                                                            ,
                                   -------------------------  -----------------
                                   (Print Name)               (Print Title)


                              By:
                                   --------------------------------------------
                                                            ,
                                   -------------------------  -----------------
                                   (Print Name)               (Print Title)



                              ADMINISTRATIVE LENDER:

                              NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION, as
                                Administrative Lender


                              By:
                                   --------------------------------------------
                                                            ,
                                   -------------------------  -----------------
                                   (Print Name)               (Print Title)


                              ISSUING BANK:

                              NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION, as
                               Issuing Bank


                              By:
                                   --------------------------------------------
                                                            ,
                                   -------------------------  -----------------
                                   (Print Name)               (Print Title)

                              LENDERS:

                              NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION


                              By:
                                   --------------------------------------------
                                                            ,
                                   -------------------------  -----------------
                                   (Print Name)               (Print Title)



                              *[EACH OTHER LENDER]*


                              By:
                                   --------------------------------------------
                                                            ,
                                   -------------------------  -----------------
                                   (Print Name)               (Print Title)

                                   EXHIBIT G

                          EUROCURRENCY ELECTION NOTICE



                                     [Date]



NationsBank of Texas, N.A.,
as Administrative Lender
901 Main Street
67th Floor
Dallas, Texas  75202

Attention:  Brent W. Mellow

Ladies and Gentlemen:

         The undersigned refers to the Multicurrency Credit Agreement dated as of May 8, 1996, among DSC Communications Corporation, each other Loan Party, NationsBank of Texas, National Association, as Administrative Lender, NationsBank of Texas, National Association, as Issuing Bank, and Lenders (the "Credit Agreement", the capitalized terms defined therein being used herein as therein defined), and hereby gives you notice pursuant to Section 3.03 of the Credit Agreement that the undersigned hereby requests that Advances be funded in [insert name of currency and name of country which issues the currency] and that Schedule 3.03 to the Credit Agreement be amended to reflect the addition of [insert name of currency].

         Company acknowledges that it may not submit any Advance Request or Request for Issuance requesting any Advance or Letter of Credit in such currency prior to receipt by Company of written notice in accordance with Sections 3.03(b) and (c) of the Credit Agreement.

                                        Very truly yours,

                                        DSC COMMUNICATIONS CORPORATION



                                        By:
                                                -------------------------------
                                                               , Vice President
                                                ---------------